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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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FBL Financial Group, Inc.

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SEC 1913 (02-02)

5400 University Avenue
West Des Moines, IA 50266

NOTICE OF ANNUAL MEETING

Dear Shareholder:

The Annual Meeting of Shareholders of FBL Financial Group, Inc. will begin at 9:00 a.m. Central Daylight Time on Wednesday, May 16, 2007, at the auditorium of our corporate headquarters, 5400 University Avenue, West Des Moines, Iowa.

Only shareholders who owned stock at the close of business on March 15, 2007 can vote at this meeting or any adjournments that may take place. At the meeting we will ask you to:

1.	Elect a Board of Directors;

2.	Approve an amendment to increase shares available through the Director Compensation Plan;

3.	Ratify the appointment of our Independent Registered Public Accounting Firm for 2007; and

4.	Attend to other business that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE THREE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

At the meeting we will also report on FBL’s 2006 business results and other matters of interest to shareholders.

Enclosed with the mailing of this Proxy Statement is the 2006 Annual Report to Shareholders, which includes the 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The approximate date of mailing for this proxy statement, plus the proxy card and Annual Report, is March 30, 2007.

By Order of the Board of Directors

Stephen M. Morain
Senior Vice President,
Secretary and General Counsel

March 30, 2007

QUESTIONS AND ANSWERS

1.	Q:	What may I vote on?
	A:	1) the election of eight Class A directors;
2) the approval of an additional 50,000 shares available for issue under the Directors Compensation Plan; and
3) the ratification of the appointment of our Independent Registered Public Accounting Firm for 2007.

2.	Q:	How does the Board recommend I vote on the proposals?
	A:	The Board recommends a vote FOR each of the nominees for Class A directors, and FOR each of the other proposals.

3.	Q:	Who is entitled to vote?
	A:	Shareholders as of the close of business on March 15, 2007 (the record date) are entitled to vote at the annual meeting.

4.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the pre-paid envelope. Or, depending on the form of proxy card or voting instruction card you receive, you may follow directions on the card to cast your vote by telephone or over the internet. If you return your signed proxy card but do not mark the box as showing how you wish to vote, your shares will be voted FOR the three proposals. Regardless of the method of voting you use, you have the right to revoke your proxy at any time before the meeting by: 1) notifying FBL’s corporate secretary, 2) voting in person, or 3) returning a later dated proxy card.

5.	Q:	Who will count the votes?
	A:	Mellon Investor Services LLC (Mellon), our transfer agent, will receive the proxy cards and tabulate the results. Mellon’s report will be verified by an employee of our legal department who will be appointed as the inspector of election.

6.	Q:	Is my vote confidential?
	A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Mellon. They are forwarded to us after the meeting. We do not receive any identifying information regarding how employees vote Class A shares held in their 401(k) accounts.

7.	Q:	What shares are included in the proxy cards?
	A:	The shares on your proxy cards represent all of your shares, including those in FBL’s Direct Stock Purchase and Dividend Reinvestment Plan. Shares held in custody by Wells Fargo for the 401(k) plan for employees are represented by a separate voting instruction card. If you do not vote by telephone or internet or return your proxy cards, your shares will not be voted. If employees do not vote by internet or return their voting instruction card, their shares in the 401(k) plan will be voted in proportion to the votes instructed by other employees.

8.	Q:	What does it mean if I get more than one proxy card?
	A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all proxy cards to insure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Mellon, at (866) 892-5627. Employees will receive a separate voter instruction card for shares in the 401(k) plan, in addition to a proxy card for any shares owned directly.

9.	Q:	How many shares can vote?
	A:	As of the record date, March 15, 2007, 28,636,815 shares of Class A common stock, 1,192,990 shares of Class B common stock and 5,000,000 shares of Series B preferred stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held. Each share of Series B preferred stock is entitled to two votes. In summary, there were a total of 39,829,805 eligible votes as of the record date. The Class A common shareholders and the Series B preferred shareholders vote together to elect the Class A directors; the Class B common shareholders elect the Class B directors, and all shareholders vote on other proposals.

10.	Q:	What is a “quorum”?
	A:	A “quorum” is a majority of the outstanding votes that may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Directors must receive a plurality of votes cast to be elected. Other proposals at this meeting must receive more than 50% of the votes cast to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

11.	Q:	Who can attend the annual meeting?
	A:	Your directors and management look forward to personally greeting any shareholders who are able to attend. However, only persons who were shareholders on March 15, 2007 can vote.

12.	Q:	How will voting on any other business be conducted?
	A:	Although we do not know of any business to be conducted at the 2007 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy card gives authority to Craig Lang, FBL’s Chairman, and Jim Noyce, FBL’s Chief Executive Officer, to vote on such matters at their discretion.

13.	Q:	Who are the largest principal shareholders?
	A:	Iowa Farm Bureau Federation is the principal shareholder as of March 15, 2007. It owned 14,694,157 shares of Class A common stock (51.3% of that class), 761,855 shares of Class B common stock (63.9% of that class), and 5,000,000 shares of Series B preferred stock (100% of that class). Those shares represent 63.9% of the total potential votes. Farm Bureau Mutual Insurance Company (Farm Bureau Mutual) held 727,362 shares of Class A common stock (2.5% of that class) and 213,590 shares of Class B common stock, being 17.9% of that class; in total, 2.4% of the total potential votes. Both Iowa Farm Bureau Federation and Farm Bureau Mutual share our corporate headquarters’ address, 5400 University Avenue, West Des Moines, Iowa 50266. In addition, Dimensional Fund Advisors Inc. (“Dimensional”) has informed us by filing Schedule 13G that it is the beneficial owner of 2,106,631 shares of Class A common stock as of December 31, 2006, 7.4% of that class. Its address is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401. Dimensional has indicated that it has sole dispositive power with respect to the shares as a result of acting as an investment advisor to four investment companies and acting as investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership, noting that the various investment companies and managed accounts are the owners of the shares.

14.	Q:	How are the Class B directors elected?
	A:	Only Farm Bureau organizations may own Class B common stock. Farm Bureau federations or their affiliates in 15 Midwestern and Western states, and a Farm Bureau affiliated reinsurance company, own Class B shares. By agreement, only presidents of the 15 state Farm Bureau federations, and one officer of a state Farm Bureau federation, are eligible for nomination as the five Class B directors. The Class B nominating committee is made up of all of the Class B directors, who meet annually with representatives of the other Class B shareholders to determine the nominees. Their determinations are made based on the voting power of the organizations they represent. All of the Class B owners have agreed they will vote to elect the named nominees as Class B directors. It is expected that the President and an officer of the Iowa Farm Bureau Federation will both be Class B directors, as long as that organization retains more than 50% of the Class B shares.

15.	Q:	When are shareholder proposals for the next annual meeting due?
	A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Stephen M. Morain, Senior Vice President, Secretary and General Counsel, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266 by December 2, 2007. Additionally, FBL’s advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the annual meeting must be submitted to the Corporate Secretary at the above address not less than 45 days before the first anniversary of mailing of this year’s proxy statement. That would be February 15, 2008. That notice needs to be accompanied by the name, residence and business address of the shareholder, a representation that the shareholder is a record holder of FBL shares or holds FBL shares through a broker and the number and class of shares held, and a representation that the shareholder intends to appear in person or by proxy at the 2008 annual meeting to present the proposal.

16.	Q:	Can a shareholder nominate someone as a director of the Company?
	A:	As a shareholder of record, you may recommend any person as a nominee for Class A director. Recommendations are made by writing to the Secretary of the Company not less than 45 days prior to the first anniversary of the mailing of this year’s proxy statement. Your notice needs to set forth your name and address, and the name, address, age and principal occupation or employment of the person to be nominated, a representation that you are a record holder of Class A common stock, and intend to appear in person or proxy at the meeting to nominate the person specified, the number and class of shares you own, and the number and class of shares, if any, owned by the nominee. You also need to describe any arrangements between you and the nominee and other information as required by the Securities Exchange Act, including the nominee’s written consent to being named in a proxy statement and to serve as a director if nominated. Nominations for Class B directors are governed by an agreement between all the holders of Class B common stock.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board of Directors adopted governance principles to provide guidelines for the Company and the Board to ensure effective corporate governance. The governance principles are summarized below, and the full text of the governance principles is posted on the Company’s website at www.fblfinancial.com. We will also provide a copy of the governance principles to shareholders upon request.

Objective of the Board of Directors

The business of FBL is managed under the direction of the Board. The Board is to represent the interests of the shareholders; as such it is to oversee the strategic direction and conduct of the Company’s business activities so as to enhance the long term value of the Company. One of the Board’s principal roles is to select and oversee a well qualified and responsible Chief Executive Officer and management team to run the Company on a daily basis.

In addition to serving the long-term interests of the shareholders, the Board has responsibility to the Company’s customers, policyholders, employees and the communities where it operates. These responsibilities are founded upon the successful perpetuation of the business and the promotion of the highest ethical standards.

Board and Board Committee Responsibilities Include:

•	Nominate Board candidates for election by the shareholders;

•	Oversee management, including the selection, monitoring, evaluation and compensation of the Chief Executive Officer and other senior executives;

•	Oversee compliance with laws, regulations and ethical behaviors;

•	Understand the major risks in the business and available risk management techniques and confirm that control procedures are adequate;

•	Promote integrity and candor in the audit of the Company’s financial statements and operations, and in all financial reporting and disclosure;

•	Review and approve management’s strategic and business plans;

•	Review and approve major transactions, financial plans, objectives and actions, including significant capital allocations and expenditures;

•	Monitor management’s performance of its plans and objectives and advise management on significant decisions; and

•	Assess its own effectiveness.

Board Organization

The Board consists of a majority of independent directors, even though the Company is a “controlled company” which is not required to have an independent majority. Eight Class A directors include the Chief Executive Officer and seven independent directors who are elected by the holders of the Class A common stock and the Series B preferred stock, voting as a single class. The Class B common stockholders elect five Class B directors. The Board should make its own determination from time to time of what leadership works best for the Company. However, as long as the Company has a single shareholder owning a significant voting block, it is expected that a representative of that shareholder will be Chairman of the Board, and that the Board will not choose to have the same individual serve as Chairman and Chief Executive Officer of the Company. So long as the Chairman of the Board is affiliated with the majority shareholder, the Board, by action of the independent directors, will appoint a Lead Director who will conduct any separate meetings of non-management and independent directors and have such other duties and responsibilities as are set by the Board from time to time. Under this arrangement, Craig Lang, President of the Iowa Farm Bureau Federation, is the Chairman. The independent directors have elected Jerry Chicoine as the Lead Director. He was also elected Vice Chairman of the Board and appointed to the Executive Committee, as well as remaining a member of the Audit Committee. The Lead Director, among other matters, facilitates communications among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board and chairs an executive session of the non-management directors, and of the independent directors, at each formal Board meeting.

The Board also maintains three standing committees comprised solely of independent directors — the Audit Committee, the Management Development and Compensation Committee, and the Class A Nominating and Corporate Governance Committee. The Class B Nominating Committee is made up of all the Class B directors. The Finance Committee and the Executive Committee consist of both Class A and Class B members. Assignments to, and chairs of, the committees are recommended by the Class A Nominating and Corporate Governance Committee and selected by the Board. All committees report on their activities to the Board. See “Further Information Concerning the Board of Directors” for more information regarding membership on and workings of the various committees.

Board Operation

The Board normally has four regularly scheduled meetings each year and special meetings as needed. Committee meetings are normally held in conjunction with Board meetings, plus additional meetings as needed. The Chairman, the Board and the committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages communication, meaningful participation and timely resolution of issues. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors and consultants as they determine necessary to carry out their responsibilities.

Board Evaluation

The Class A Nominating and Corporate Governance Committee coordinates an annual evaluation process by the directors of the Board’s performance and procedures, including evaluation of committee performance. The Board and each of the standing committees have conducted annual evaluations of their performance and procedures, including the adequacy of their charters, as established in the bylaws and charter documents.

Board Compensation

The Management Development and Compensation Committee, in accordance with the policies and principles set forth in its charter, will review and make recommendations to the full Board with respect to compensation of directors. As part of such review, the Management Development and Compensation Committee shall periodically review director compensation (including additional compensation for committee members) in comparison to companies that are similarly situated to ensure that such compensation is reasonable, competitive and customary.

Director Share Ownership Guidelines

As part of a director’s total compensation and to more closely align the interests of directors and the Company’s stockholders, the Board believes that a meaningful portion of a director’s compensation should be paid in the form of common stock of the Company. Directors receive stock options annually under the Company’s existing stock option plan and may choose to receive some or all director fees in shares or in share equivalent units under the Directors Compensation Plan. In 2004, the Board determined that directors are required to own FBL stock worth three times their annual retainer by the latter of year end 2009 or within five years of becoming a director.

Charitable Contributions

The Board shall also review charitable contributions by the Company to organizations with which any director is affiliated. In addition, the Board shall review all consulting contracts with, or other arrangements that provide other indirect forms of compensation to, any director or former director.

Corporate Conduct

We have adopted the FBL Corporate Compliance Manual, which applies to all employees, officers and directors of the company. An extract from the manual titled the Code of Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange (“NYSE”). We have also adopted a Code of Ethics for CEO and Senior Financial Officers. The Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. Both the Code of Conduct and the Code of Ethics are posted on our website at www.fblfinancial.com under the heading “Corporate Governance — Governance Library”. We will also provide copies of these documents, and the Corporate Compliance Manual, to shareholders upon request. Any amendments to the Code of Conduct or Code of Ethics are promptly incorporated into the website posting. We intend to disclose any waivers of the Codes for executive officers or directors on our website.

Communications with the Board of Directors

The Board has established a process for shareholders and other interested parties to communicate with members of the Board, including the Lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can mail materials c/o Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, IA 50266, or e-mail Contact.Board@FBLFinancial.com.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

There are eight nominees for election as Class A directors, to be elected by the vote of the Class A common shareholders and holders of the Series B preferred stock, voting together as a single class. One nominee is the Chief Executive Officer of the Company, and seven nominees are independent of management. The Board of Directors, based on information received in questionnaires and in personal interviews, has determined that all nominees are qualified to serve, and the seven independent nominees — Messrs. Chicoine, Gill, Hanson, Larson, Mehrer and Walker, and Ms. Robak — possess the degree of independence from management and from the Company mandated by the Securities and Exchange Commission (“SEC”) and the NYSE.

In making its independence determinations, the board specifically reviewed information that director Paul E. Larson is also a director of Wellmark, Inc., a mutual insurance company which provides Blue Cross-Blue Shield health insurance policies sold by agents of the Company’s insurance affiliates in Iowa and South Dakota. The Company’s managed affiliate, Farm Bureau Mutual, received in excess of $17,000,000 of commission income for such sales in 2006, the bulk of which was in turn paid to the selling agents. Mr. Larson is not an officer or shareholder of Wellmark, Inc. The amounts involved are substantially below 3% of revenues of the affected companies. Mr. Larson is also a director of GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company. Based on these facts, the Board determined that these relationships are not material and do not affect the independence of Mr. Larson. The Board also reviewed Kim Robak’s position as a director of Fiserv, Inc. which has been a supplier of a modest amount of software to the company. She is also a director of First Ameritas Life Insurance Company of New York. The Board determined these relationships are not material and do not affect the independence of Ms. Robak. There were no other relationships involving the independent directors and the Company that required an assessment of independence by the Board. Biographical information on each nominee, including the five Class B director nominees, is in the following pages. All directors are elected annually, and serve a one year term until the next annual meeting. If any director is unable to stand for election, the Board will designate a substitute. In that case, proxies voting for the original director candidate will be cast for the substituted candidate.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES FOR CLASS A DIRECTORS.

Nominees for Class A Director

Jerry L. Chicoine is the Lead Director of the independent directors, Vice Chairman of the Board, and serves on the Executive Committee and the Audit Committee. He has been named by the Board of Directors as one of our “audit committee financial experts.” Mr. Chicoine retired effective January 1, 2001 as Chairman and Chief Executive Officer of Pioneer Hi-Bred International, Inc. He had served in those capacities since 1999, and was Pioneer’s Executive Vice President and Chief Operating Officer since 1997. From 1988 to 1997 he had served as Senior Vice President and Chief Financial Officer. He was named a director of Pioneer Hi-Bred in March 1998. He was a partner in the accounting firm of McGladrey & Pullen from 1969 to 1986, and also holds a law degree. He is a member of the board of directors of several non-public companies, including Ruan Holdings and The Weitz Company.
Member: Audit and Executive Committees
Class A Director since 1996 Age: 64

Tim H. Gill has been President and Chief Executive Officer of Montana Livestock Ag Credit, Inc. since 1986. The company specializes in agricultural finance throughout the state of Montana, underwrites long term real estate loans and has its own investment offerings. Mr. Gill is on the finance committee of Montana Stockgrowers; a trustee and finance chairman of the Montana Stockgrowers Research and Education Foundation; a member of the tax and credit committee of the National Cattlemen’s Beef Association; a director and past chairman of the Montana Council on Economic Education, and a director of the Carroll College Athletic Association and a member of the Animal Bio-Science Committee for Montana State University College of Agriculture. He is chair of the Class A Nominating and Governance Committee.
Member: Class A Nominating and Corporate Governance, and Management Development and Compensation Committees
Class A Director since 2004 Age: 54

Robert H. Hanson was an investment banker with Merrill Lynch, Pierce Fenner & Smith in New York from 1965 to 1989, since 1972 as a Vice President, specializing in providing corporate finance services to the regulated utilities and telecommunications industries. In 1990 he relocated to Cody, Wyoming, where he was employed by Dean Witter Reynolds, Inc. as an Account Executive, and later by D.A. Davidson & Co., as Vice President and Office Manager of that firm’s Cody office. In 1993 he joined GST Telecommunications, Inc., initially as Senior Vice President — Corporate Development, and subsequently as Chief Financial Officer, retiring from those positions in 1999. Mr. Hanson is a past member of the Wyoming Telecommunications Council and current Vice Chairman of the Cody Economic Development Council. In addition, he is a director and trustee of two national conservation organizations, for which he has the responsibility for financial and investment management. Mr. Hanson is a graduate of Yale University. He is chair of the Finance Committee, and has been named by the Board of Directors as one of our “audit committee financial experts.”.
Member: Finance and Audit Committees
Class A Director since 2004 Age: 65

Paul E. Larson is the chair of the Audit Committee.  He has been named by the Board of Directors as one of our “audit committee financial experts.” He retired in 1999 as President of Equitable Life of Iowa and its subsidiary, USG Annuity and Life, after 22 years with the companies. Mr. Larson holds both a law degree and a certified public accountant designation. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPA’s in 1999, and inducted into the American Institute of CPA’s Business and Industry Hall of Fame in 2000. He is a member of the board of directors of non-public companies Wellmark, Inc., GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company. He was also a board member of EquiTrust Mutual Funds (which is managed by one of our subsidiaries), where he was chair of the Audit

Committee and the committee’s financial expert. He resigned from the EquiTrust Mutual Funds board upon election to our Board in 2004.
Member: Audit and Management Development and Compensation Committees
Class A Director since 2004 Age: 54

Edward W. Mehrer is currently a member of the board of directors, and the audit and compensation committees of NovaStar Financial, and the audit committee of MGI Pharma. He served as Interim Chief Executive Officer of CyDex, Inc., a drug delivery company, from late 2002 to mid 2003, and as its Chief Financial Officer from November 1996 to December 2003. Prior to joining CyDex in 1996, Mr. Mehrer was Executive Vice President and Chief Financial and Administrative Officer of Marion Merrell Dow and a Director and member of its executive committee. From 1976 to 1986, Mr. Mehrer served as partner-in-charge of audit and accounting for KPMG Peat Marwick in Kansas City, Missouri.
Member: Finance and Class A Nominating and Corporate Governance Committees
Class A Director since 2004 Age: 68

James W. Noyce, CPA, FCAS, ASA, FLMI, MAAA, became Chief Executive Officer of FBL and its major subsidiaries effective January 1, 2007, and of Farm Bureau Mutual and its subsidiaries, in February 2007. He was elected to the Board in February 2007. He had been Chief Financial Officer since January 1996, and Chief Administrative Officer since July 2002. Additionally, from January 2000 to July 2002 he was Executive Vice President and General Manager of the property-casualty companies managed by FBL. Mr. Noyce has been employed by the Company and its affiliates since 1985. He is also a director of Berthel Fisher & Company and two of its subsidiaries. Mr. Noyce is vice chair of the Grandview College Board of Trustees and a director of Special Olympics Iowa, United Way of Central Iowa, the Greater Des Moines Partnership and the Mid-Iowa Council of Boy Scouts of America.
Member: Executive and Investment Committees
Class A Director since February 2007 Age: 51

Kim M. Robak is a partner in the Lincoln, Nebraska law firm Ruth Mueller Robak LLC. Previously, Ms. Robak was Vice President for External Affairs and Corporation Secretary at the University of Nebraska from 1999 to 2004. Ms. Robak served the State of Nebraska as Lieutenant Governor from 1993 to 1999, as Chief of Staff from 1992 to 1993, and as Legal Counsel from 1991 to 1992. She is a member of the board of directors of Fiserv, Inc. and non-public companies Union Bank & Trust Company and First Ameritas Life Insurance Corporation of New York. Ms. Robak is also a trustee of Doane College, Crete, NE, and a member of the board of directors of the Nebraska Foundation for the Humanities, Lincoln Community Foundation, the Lincoln Partnership for Economic Development and the Strategic Air and Space Museum in Ashland, NE.
Member: Class A Nominating and Corporate Governance, and Management Development and Compensation Committees

Class A Director since July 2006 Age: 50

John E. Walker is the chair of the Management Development and Compensation Committee. He retired January 1, 1996 from Business Men’s Assurance (BMA), Kansas City, Missouri, where he had been the Managing Director of Reinsurance Operations since 1979. He had been a member of the board of directors of BMA for 11 years before his retirement, and a member of its executive committee.
Member: Management Development and Compensation, and Class A Nominating and Corporate Governance Committees
Class A Director since 1996 Age: 68

Nominees for Class B Director

Craig A. Lang is the Chairman of the Board, and chair of the Executive Committee. He has been a director of the Iowa Farm Bureau Federation since 1992 and was its Vice President for six years beginning in 1995. He has been a director of Farm Bureau Mutual and Farm Bureau Life Insurance Company (Farm Bureau Life) since 1993. In December 2001 he was elected President of the Iowa Farm Bureau Federation and director and President of its subsidiary, Farm Bureau Management Corporation. He was also then named President of

Farm Bureau Life and Farm Bureau Mutual (until 2003), a director and president of EquiTrust Life and a director of Western Agricultural Insurance Company (Western Ag). In 2003 Mr. Lang was elected to the Board of Directors of the American Farm Bureau Federation. He is also a director of FB BanCorp. He served as the Iowa governor’s appointed chairman of the Grow Iowa Values Fund, within the Iowa Department of Economic Development, in 2003 and 2006. Mr. Lang is the lead director of Iowa Telecom, and chairman of its Compensation Committee. Mr. Lang has farmed since 1973 in partnership with his father and brother on 1,200 acres near Brooklyn, Iowa where they have a 500 head dairy operation.
Member: Executive and Class B Nominating Committees
Class B Director since 2001 Age: 55

Steve L. Baccus became a Class B Director in May 2002 after being named President of the Kansas Farm Bureau Federation. He is also Chairman of the Board of Directors of Farm Bureau Mutual, and a director of Farm Bureau Life, EquiTrust Life, Western Ag and FB BanCorp. He is also a member of the Board of Trustees of Kansas Wesleyan University in Salinas, Kansas. In 2004 Mr. Baccus was elected to the Board of Directors of the American Farm Bureau Federation. His family farm in Ottawa County, Kansas produces wheat, milo, soybeans, sunflower and irrigated corn. Mr. Baccus earned bachelors and masters degrees in psychology from Washburn University and Chapman College, respectively.
Member: Executive and Class B Nominating Committees
Class B Director since 2002 Age: 57

Craig D. Hill was elected a Class B Director in February 2007 and previously served as a Class B Director from 2002 to 2004. He is Vice President of the Iowa Farm Bureau Federation and has served on its board of directors since 1989. He has served on the boards of Farm Bureau Life and Farm Bureau Mutual since 1989, and in 2001 was named to the board of GROWMARK, a multi state regional cooperative. Mr. Hill farms 1,200 acres of row crops and has a 260 sow farrow-to-finish hog operation near Milo, Iowa.
Member: Executive and Class B Nominating Committees
Class B Director 2002 to 2004, 2007 — Age: 51

G. Steven Kouplen previously served as a Class B Director from February 2000, following his late-1999 election as President of the Oklahoma Farm Bureau Federation, to May 2003. He was re-elected as a Class B Director in 2006. Mr. Kouplen has a commercial Hereford cow-calf operation on 2,000 acres near Beggs, Oklahoma, which also includes a small grain operation consisting of wheat, milo and alfalfa. He is a director of Farm Bureau Life and Western Ag, and was elected to the board of directors of American Farm Bureau Federation in 2000.
Member: Finance and Class B Nominating Committees
Class B Director 2000 to 2003, and since 2006 Age: 56

Keith R. Olsen is a nominee for election as a Class B Director. He previously served as a Class B Director from 2002 to 2004. Mr. Olsen was elected President of the Nebraska Farm Bureau Federation in 2002, and has been a member of its Board of Directors since 1992. He was elected to the Board of Directors of the American Farm Bureau Federation in 2004. He is also a director of Farm Bureau Life, Farm Bureau Mutual and Western Ag. In February 2003 he became a director of Blue Cross-Blue Shield of Nebraska. Mr. Olsen received a Bachelor of Science Degree in Agricultural Economics in 1967, and since then has been raising dryland wheat and corn on 3,000 acres in southwest Nebraska. He is also a producer and marketer of certified seed wheat, and was a self employed tax practitioner for a number of years.
Class B Director 2002 to 2004 Age: 62

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Class A directors and Class B directors receive annual retainers of $24,000 and $10,000, respectively, plus a fee of $1,250 for each Board meeting attended ($500 for telephonic meetings). Members of the Audit Committee receive $1,000 per meeting; members of the Class B Nominating Committee receive $500 per meeting; members of the other committees receive $1,000 per meeting ($500 per telephonic meeting). The chairpersons of the Audit, Management Development and Compensation, Class A Nominating and Corporate Governance, and Finance committees receive 200% of the fee paid to the members. Directors may elect to receive their fees in cash, in shares, or in deferred stock equivalent units pursuant to the Director Compensation Plan. All directors are reimbursed for travel expenses incurred in attending Board or committee meetings, and are reimbursed for travel expenses of their spouse for one Board meeting per year. The non-employee directors each annually receive nonqualified stock options to purchase 4,000 shares at the date of grant fair market value. The directors are also subject to stock ownership guidelines they adopted in late 2004. Under the guidelines, the directors are to own company stock worth three times the director’s annual retainer by the latter of year end 2009 or within five years of the date they joined the board.

Director Compensation Table

	Fees Earned/		Option	All Other
Name(1)	Paid in Cash $		Awards(5) $	Compensation $	Total $

Steve Baccus	21,500		29,871	145	51,516
Jerry Chicoine	46,500	(4)	29,871	—	76,371
John Creer(2)	29,500	(4)	29,871	—	59,371
Jerry Downin(3)	—		—	—	0
Tim Gill	46,000	(4)	29,871	—	75,871
Robert Hanson	51,000	(4)	29,871	—	80,871
G. Steven Kouplen	15,250	(4)	—	112	15,362
Craig Lang(3)	—		—	—	0
Paul Larson	55,000	(4)	29,871	—	84,871
Edward Mehrer	41,000		29,871	—	70,871
Frank Priestley	22,000		29,871	158	52,029
Kim Robak	15,000	(4)	—	—	15,000
John Walker	52,250	(4)	29,871	—	82,121

(1)	Excludes employee director Oddy, who received compensation including equity awards from the company (see Summary Compensation Table) and was not separately compensated for his service as a director. Mr. Oddy resigned as a director February 21, 2007.

(2)	Mr. Creer resigned from the Board June 30, 2006.

(3)	Mr. Downin (until March 2007) and Mr. Lang are executive officers of the company and employees of Farm Bureau Management Corporation, a subsidiary of Iowa Farm Bureau Federation, the company’s largest stockholder. As officers they received option awards in 2006 and earlier years. The company recognized for financial statement reporting purposes under FAS 123(R) calendar year 2006 expenses of $118,790 for Mr. Downin, and $63,357 for Mr. Lang. They are not otherwise directly compensated by the company for their services as directors, although the company does pay a management fee to Farm Bureau Management Corporation which includes an allocation of their compensation based on estimates of time spent for the company. Mr. Downin resigned as a director February 21, 2007.

(4)	Various directors have elected to defer various amounts of earned fees to the Directors Compensation Plan, a nonqualified deferred compensation vehicle which accumulates share equivalents based on the market price on the date of fee payments. The Directors Compensation Plan also accumulates dividend equivalent shares on account balances at the same rate as dividend payments on outstanding shares.

(5)	Amounts equal compensation expense of the options in 2006 as described in FAS 123(R). Since there is no service element to these immediately vested options, their date of grant fair value is the same as the compensation expense. For a list of options held by the directors, see footnote (a) of Stock Ownership of Directors and Executive Officers, on page 15.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors met six times during 2006, including one telephone conference meeting. All of the current directors attended at least 75% of the Board meetings and committee meetings of which they were members, except for Ms. Robak, who was elected in mid year. The Company has adopted a formal policy that attendance of directors at the annual shareholder meeting is expected; all directors then in office did attend the last annual meeting in May 2006.

The committees of the Board of Directors and the number of meetings held by each committee in 2006 were:

Number of Meetings
Committee Name	Held During 2006

Executive Committee	6
Audit Committee	9
Finance Committee	6
Management Development and Compensation Committee	8
Class A Directors Nominating and Corporate Governance Committee	8
Class B Directors Nominating Committee	1

The Executive Committee is composed of Lang (Chairman), Baccus, Chicoine, Hill and Noyce, with Stephen M. Morain, Senior Vice President, Secretary and General Counsel, serving as an ex-officio member. The Executive Committee may exercise all powers of the Board of Directors during intervals between meetings of the Board, except for matters reserved to the Board by the Iowa Business Corporation Act, and except for removal or replacement of the Chairman or Chief Executive Officer.

The Audit Committee consists of Class A directors Chicoine, Hanson and Larson, with Mr. Larson serving as chair. The Audit Committee must include only Class A directors who are independent of management and free from any relationships that would interfere with the exercise of independent judgment. The Board of Directors has determined that all members of the Audit Committee meet such standards, and further that all members are “financially literate” and have “accounting or related financial management expertise,” as required by the NYSE Listed Company Manual. Further, the Board of Directors has determined that all members are “audit committee financial experts,” as that term is defined in SEC regulations.

The Audit Committee hires FBL’s Independent Registered Public Accounting Firm and reviews the professional services to be provided by the firm and its independence from our management. The Audit Committee also reviews the scope of the audit by the Independent Registered Public Accounting Firm and its fees, our annual and quarterly financial statements and related filings with the Securities and Exchange Commission, system of internal accounting controls and other matters involving the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention, and meets quarterly with members of the internal audit staff. The Audit Committee is required to review with the Independent Registered Public Accounting Firm and management any material transaction or series of similar transactions to which FBL was, within the past year, or is currently expected to be, a party, and with respect to which a director, executive officer, or holder of more than five percent of any class of voting stock of the Company is a party. Additionally, if the Audit Committee determines that any transaction or proposed transaction between FBL and Farm Bureau Mutual may be unfair to FBL, the Board is required to submit the matter to a coordinating committee for resolution. The Board of Directors approved an Audit Committee Charter in 2001 and approves revisions to the charter as needed. A copy of the revised Audit Committee Charter is available on our website, www.fblfinancial.com, or upon written request.

The Finance Committee is designated by the Chairman of the Board and composed of directors Hanson, Kouplen, Mehrer and Priestley, with Mr. Hanson as chair. The Finance Committee reviews capital adequacy and all budgets proposed by management and makes recommendations regarding them to the Board of Directors, and oversees the company’s risk management process.

The Management Development and Compensation Committee is composed of Class A directors Gill, Larson, Robak and Walker, with Mr. Walker serving as chair. The Committee’s basic responsibilities are to assure that the executive officers of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the shareholders’ interests and consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies, to oversee hiring, promotion and development of executive talent within the Company, including management succession planning and review, and to administer any benefit plans involving the Company’s equity securities. The committee has full responsibility for determining the compensation of the Chief Executive Officer, in conjunction with the Board’s review of the Chief Executive Officer’s performance. The committee has adopted a Management Development and Compensation Committee Charter which can be found on our website, www.fblfinancial.com, or can be received upon written request.

The responsibilities of the Class A Directors Nominating and Corporate Governance Committee include to assist the Board (i) in identifying qualified individuals to become Class A Board members, consistent with criteria approved by the Board, (ii) in determining the composition of the Board of Directors and its committees, (iii) in monitoring a process to assess board effectiveness and (iv) in developing and implementing the Company’s corporate governance guidelines. Current members are Gill, Mehrer, Robak and Walker, with Mr. Gill as chair. The committee’s charter and the corporate governance guidelines are available at our website, www.fblfinancial.com, or by written request. The committee identifies potential Board candidates from its own network of business and industry contacts, and from recommendations from other directors, Class B shareholders and management. The committee will consider nominations made by Class A shareholders, as explained in question 16 at the beginning of this Proxy Statement. In 2006 director John Creer resigned. The committee established a search process to locate his successor. Kim Robak was recommended to the committee by executives of the Nebraska Farm Bureau Federation, one of our Class B shareholders. The committee will review candidates’ qualifications to determine if they possess several of the following characteristics: business and financial acumen, knowledge of the insurance and financial services industries, knowledge of agriculture and agricultural businesses, and prior experience as a director. The committee also reviews the candidate’s independence from the Company and its management, based on responses to written questions, background checks and personal interviews. The Class A Directors Nominating and Corporate Governance Committee also takes the lead in preparing and conducting annual assessments of Board and Board Committee performance, and makes recommendations to the Board for improvements in the Board’s operations. It also periodically reviews matters involving the Company’s corporate governance, including director education, the size of the Board and the corporate governance guidelines, and recommends appropriate changes to the Board.

The Class B Directors Nominating Committee reviews nominations for election to the Board as Class B directors pursuant to the Class B Shareholders Agreement, and nominates candidates to fill vacancies among the Class B directors. The Committee members are the five Class B directors, who meet with the presidents of the other eleven state Farm Bureau organizations which are Class B shareholders, to determine nominees for election. In addition to the Board committees, we have established several operational committees the activities of which are reported to the Board. These include an Investment Committee which consists of Mr. Noyce and five additional executive officers, and an Advisory Committee composed of certain executives of Farm Bureau affiliated property-casualty insurance companies in the Farm Bureau Life market territory. The Board may establish other committees in its discretion.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows how many shares of Class A common stock were beneficially owned by each director, director nominee and the named executive officers, as of February 28, 2007. The table excludes retired CEO William Oddy and retired officer and director Jerry Downin, and includes our new CFO, James P. Brannen. The totals in the table include ownership by five additional executives. The percentage of FBL Class A common shares beneficially owned by any director or any officer does not exceed 1%, and by all directors and officers as a group, does not exceed 3%.

	Shares
	Beneficially
Name	Owned

Steve L. Baccus	16,000	(a)
James P. Brannen	39,221	(c)(d)(e)
Jerry L. Chicoine	42,008	(a)(b)
Tim H. Gill	13,712	(a)(b)
Robert H. Hanson	16,576	(a)(b)
Craig D. Hill	15,000	(a)
G. Steven Kouplen	12,292	(a)(b)
Craig A. Lang	27,960	(c)(d)
Paul E. Larson	14,123	(a)(b)
Edward W. Mehrer	14,000	(a)
Stephen M. Morain	84,171	(c)(d)
James W. Noyce	120,199	(c)(d)
Keith R. Olsen	14,800	(a)
Frank Priestley	23,000	(a)
Kim M. Robak	4,410	(a)(b)
JoAnn W. Rumelhart	17,780	(c)(d)
Bruce A. Trost	14,157	(c)(d)(e)
John E. Walker	40,129	(a)(b)
All directors, nominees and executive officers as a group (23 persons)	707,193

(a)	Includes shares subject to options exercisable within 60 days for the following non-management directors or director nominees: Baccus, 16,000; Chicoine, 23,000; Gill, 12,000; Hanson, 12,000; Hill, 15,000; Kouplen, 12,000; Larson, 12,000; Mehrer, 12,000; Olsen, 14,000; Priestley, 22,000; Robak, 4,000; and Walker, 23,000.

(b)	Includes deferred units in Director Compensation Plan equivalent to the following shares: Chicoine, 14,008; Gill, 1,712; Hanson, 3,576; Kouplen, 292; Larson, 2,123; Robak, 410; and Walker, 11,429.

(c)	Includes share units held in Company 401(k) Savings Plan equivalent to the following shares: Brannen, 5,135; Lang, 1,330; Morain, 10,236; Noyce, 6,280; Rumelhart, 12,081; and Trost, 1,336.

(d)	Includes shares subject to options exercisable within 60 days for the following executive officers: Brannen, 28,642; Lang, 26,630; Morain, 44,381; Noyce, 70,028; Rumelhart, 0; and Trost, 8,471.

(e)	Includes share equivalent units held in the Executive Salary and Bonus Deferred Compensation Plan for the following officers: Brannen, 1,096 and Trost, 4,265.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Class A common stock that may be issued upon the exercise of options, warrants and rights, or granted as restricted stock, under our existing equity compensation plans, as of December 31, 2006. These plans include a stock compensation plan, a deferred compensation plan for executives and a deferred compensation plan for directors. Details regarding these plans can be found in Notes 1 and 9 to the consolidated financial statements.

(c) Number of
Securities
Remaining
	(a) Number of	(b) Weighted	Available for
	Securities to	Average	Future Issuance
	be Issued Upon	Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights	Rights	Column (a))

Equity compensation plans approved by shareholders:
Stock compensation plan	2,092,835	$24.22	4,995,614
Executive deferred compensation plan	11,959		238,041
Director’s deferred compensation plan	41,272		7,226

Total	2,146,066		5,240,881

Equity compensation plans not approved by shareholders:	None	None	None

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the officers and directors of a public company, and persons who own more than ten percent of a registered class of a public company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2006 our officers, directors and ten-percent shareholders complied with all section 16(a) filing requirements applicable to them, except that by administrative error, the report of an option grant to Mr. Noyce in January 2006 was delayed, and reports of Mr. Trost’s monthly payroll deduction investments into the FBL Direct Stock Purchase Plan from October 2004 to October 2006 were not filed until November 2006.

EXECUTIVE OFFICERS

Most of our executive and other officers devote all of their time to the affairs of the Company. Services performed for affiliates are charged to the affiliates on the basis of a time allocation and the affiliates are required to reimburse the Company for the cost of services. As explained in the section “Certain Relationships and Related Party Transactions — Management and Marketing Agreements,” we receive management fees for managing certain affiliates. One officer, Mr. Lang, is employed by Farm Bureau Management Corporation, a wholly owned subsidiary of the Iowa Farm Bureau Federation, and with the exception of option grants, he is compensated by Farm Bureau Management Corporation which is subsequently reimbursed by us for an allocated portion of his compensation.

The current executive officers of the Company are as follows:

Name	Age	Position

Craig A. Lang	55	Chairman of the Board and Director
James W. Noyce	51	Chief Executive Officer and Director
James P. Brannen	44	Chief Financial Officer, Chief Administrative Officer and Treasurer
Douglas W. Gumm	52	Vice President, Information Technology
Stephen M. Morain	61	Senior Vice President, Secretary and General Counsel
John M. Paule	50	Executive Vice President — EquiTrust Life
JoAnn W. Rumelhart	53	Executive Vice President — Farm Bureau Life
Lou Ann Sandburg	58	Vice President, Investments
David T. Sebastian	54	Vice President, Sales and Marketing
Donald J. Seibel	43	Vice President, Finance
Bruce A. Trost	51	Executive Vice President — Property-Casualty Companies

The following describes the business experience, principal occupation and employment during the last five years of the executive officers:

Biographical information for Messrs. Lang and Noyce is found above under “Election of Directors.”

James P. Brannen, CPA, became Chief Financial Officer and Chief Administrative Officer of FBL and its major operating subsidiaries January 1, 2007, and was additionally named Treasurer of all companies in February 2007. He had been Vice President, Finance of FBL and of its major operating subsidiaries since January 2002, after serving as Vice President, Controller beginning in January 2000. He is a director of non-profit enterprises Children & Families of Iowa, and the Iowa Chapter of the American Parkinson’s Disease Association. Mr. Brannen has been employed by FBL and its affiliates since 1991.

Douglas W. Gumm has been Vice President, Information Technology since January 2000. He had served as Information Systems Vice President since joining FBL on January 1, 1999. Mr. Gumm had been employed by Principal Financial Group in its Information Services division since 1975, his last five years serving as Director of Information Systems — Technical Services.

Stephen M. Morain is Senior Vice President, Secretary and General Counsel, and an ex-officio member of the Executive Committee. He also serves as General Counsel and Assistant Secretary of the Iowa Farm Bureau Federation; General Counsel, Secretary and director of Farm Bureau Management Corporation, and Senior Vice President and General Counsel of FBL’s major operating subsidiaries and of Farm Bureau Mutual. Mr. Morain is also chairman and a director of Edge Technologies, Inc. He is chairman of the Iowa Life & Health Insurance Guaranty Association, and a member of the life and health guaranty funds in Colorado and Wyoming. He is a trustee and treasurer of Des Moines University and a director and vice president of the Des Moines Public Library Foundation. Mr. Morain has been employed by the Company and its affiliates since 1977.

John M. Paule is Executive Vice President of EquiTrust Life Insurance Company, a position he has held since 2003. Mr. Paule joined FBL in 1997 as Vice President — Information Technology and was promoted to Vice President — Corporate Administration in 1998, before being named Chief Marketing Officer in 2000, a title he held until January 2007. Mr. Paule had been employed by IBM Corporation from 1978 until he joined FBL in 1997. During his last five years with IBM he was its manager of the North American general business insurance segment and its senior state executive in Iowa. Mr. Paule is on the Board of Directors of privately held MSI System Integrators, Inc. and the West Des Moines Development Corporation. He is past president of the Board of Directors of the West Des Moines Community School District, the West Des Moines Chamber of Commerce and the West Des Moines Rotary Club.

JoAnn W. Rumelhart, FSA, MAAA, has been Executive Vice President — Farm Bureau Life Insurance Company since 2000. She was Vice President — Life Operations of FBL and its major operating subsidiaries from 1994. She began working for FBL in 1978, and served as Vice President — Client Services from 1991. Ms. Rumelhart is a member of the Executive Development Committee Task Force for LIMRA International, and a member of the Dean’s Advisory Council for Iowa State University’s College of Liberal Arts and Sciences. She is also a member of the board of directors of the Make-A-Wish Foundation of Iowa.

Lou Ann Sandburg, CFA, FLMI, has been Vice President, Investments since January 1998. She joined the Company in 1980 as the portfolio manager of the EquiTrust Money Market Fund, and later assumed the management of the tax-exempt bonds and mortgage-backed securities portfolios. Ms. Sandburg was named Securities Vice President in 1993 and Investment Vice President, Securities, in 1994. She is a member of the board of directors of Berthel Fisher & Company. She is past president and a board member of the Iowa Society of Financial Analysts.

David T. Sebastian was named Vice President, Sales and Marketing January 1, 2007, after acting as Vice President, Sales since November 1, 2004. He has over 20 years of executive management consulting experience as an independent consultant, including several years of acting as a consultant to FBL. His projects included business strategy development, business planning and design, marketing and sales planning, and other executive level projects for a diverse group of clients, both private and public. He was Vice President, Planning, Development and Administration for NCS Pearson, a subsidiary of Pearson, PLC, from 2002 until 2004.

Donald J. Seibel, CPA, has been Vice President, Finance of FBL and its major operating subsidiaries since January 2007, after serving as Vice President, Accounting beginning in January 2002. He is a director of non-profit enterprise West Des Moines Public Library Friends Foundation, an officer of the Saint Francis of Assisi Knights of Columbus and past president of the Sertoma Club of Des Moines. Mr. Seibel has been employed by FBL and its affiliates since 1996.

Bruce A. Trost became Executive Vice President of the Company’s managed property-casualty operations in November 2004. Mr. Trost has been employed by companies associated with Farm Bureau interests throughout his career. He was Executive Vice President and CEO of Nodak Mutual Insurance Company, Fargo, ND, beginning in 2003 through 2004, and Vice President — Property Casualty Operations of the COUNTRY Companies, Bloomington, IL, from 1999 to 2003. He began working for COUNTRY in 1976, and from 1994 to 1999 he was Senior Vice President of United Farm Family Mutual Insurance Company, Indianapolis, IN.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Profitability

We sell individual life insurance and annuity products through an exclusive distribution channel and individual annuity products through independent agents and brokers. Our exclusive agency force consists of 2,011 Farm Bureau agents and managers operating in the Midwestern and Western sections of the United States. Our fast growing independent channel, which we began in 2003, consists of 18,849 independent agents and brokers operating throughout the United States. In addition to writing direct insurance business, we assume business through various coinsurance agreements. Several subsidiaries support various functional areas of our life insurance companies and other affiliates, by providing investment advisory, marketing and distribution, and leasing services. In addition, we manage three Farm Bureau affiliated property-casualty companies for a fee but do not include their financial results in our consolidated financial results.

Our profitability is primarily a factor of the following:

•	The volume of our life insurance and annuity business in force, which is driven by the level of our sales, the volume of business assumed through coinsurance agreements and the persistency of the business written.

•	The amount of spread (excess of net investment income earned over interest credited/option costs) we earn on contract holders’ general account balances.

•	The amount of fees we earn on contract holders’ separate account balances.

•	Our ability to price our life insurance products to earn acceptable margins over the cost of providing benefits and the expenses of acquiring and administering the products. Competitive conditions, mortality experience, persistency, investment results and our ability to maintain expenses in accordance with pricing assumptions drive our margins on the life products. On many products, we have the ability to mitigate adverse experience through adjustments to credited interest rates, policyholder dividends or cost of insurance charges.

•	Our ability to manage our investment portfolio to maximize investment returns while providing adequate liquidity for obligations to policyholders and minimizing the risk of defaults or impairments of invested assets.

•	Our ability to manage the level of our operating expenses.

•	Changes in fair value of derivatives and embedded derivatives relating to our index annuity business.

Reimbursement of compensation expenses by managed affiliates

We manage three affiliated property-casualty companies whose operating and underwriting results and owners equity are separate from ours. We receive a management fee for our work in managing Farm Bureau Mutual Insurance Company, Western Agricultural Insurance Company and KFB Insurance Company and we are reimbursed for all compensation and other expenses required to provide the services to those companies. The compensation expenses of our executives and employees are allocated between us and our subsidiaries on the one hand, and the property-casualty companies on the other hand, based on time and responsibilities estimates and studies. For the named executive officers, the property-casualty companies are reimbursing us for the following percentage of their 2006 total compensation expense: Mr. Oddy, 42.5%; Mr. Noyce, 30%; Mr. Trost, 100%; Ms. Rumelhart, 0%, and Mr. Morain, 42.5%.

Enterprise wide, the managed property-casualty companies are reimbursing us for approximately 68% of our total compensation expenses, 44% of our annual cash incentives, and 44% of our long term incentives. As a result, the property-casualty companies are paying their proportionate share of our total salaries, cash incentives and long term incentives, as well as all other forms of compensation and benefits. These allocations and reimbursements should be considered in any analysis of FBL’s compensation costs, executive compensation costs, and costs and uses of equity incentives.

We value good relationships with the state and local Farm Bureau entities which sponsor and allow us and our property-casualty affiliates to do business in their geographic areas. Among other benefits, we believe that attention to the property-casualty business allows us to do a more effective job of cross selling life insurance products to property-casualty customers, and our cross sales are consistently above industry averages. We further emphasize this relationship by including various property-casualty goals in our annual company wide incentive plan.

In addition, several of our executives and employees provide certain services to the Iowa Farm Bureau Federation and its affiliates, and a portion of their compensation expense is also reimbursed based on allocation estimates. See, “Certain Relationships and Related Party Transactions.”

Executive Compensation Philosophy and Goals

We expect that the FBL Financial Group, Inc. compensation program will help us to attract and retain highly qualified and motivated employees at all levels, encourage and reward achievement of our annual and long term goals and operating plans, and encourage officers and employees to become shareholders with interests aligned with those of other shareholders, all in an effort to increase shareholder value.

We have specific expectations regarding our named executive officers. We intend that our executive compensation program will effectively and appropriately compensate our executives and will guide their activities in response to targeted incentives we provide, both over the short and long term. We measure appropriateness of the compensation package by comparing it to payments made by peer group companies in the insurance and financial services industries. Our target is to have all elements of executive compensation, and overall executive compensation, at approximately the median level of the peer group for comparable positions and normal performance.

We use a variety of compensation elements to reach these goals. These include base salary, annual cash performance based incentives, long term equity awards of options and performance based restricted stock, retirement, termination and change in control arrangements, general employee benefits, and executive benefits and perquisites.

The Management Development and Compensation Committee (the “compensation committee”, or “committee”) of the Board of Directors is in charge of all aspects of executive compensation, and oversees all general compensation programs of the company. The committee consists of four independent directors. See “Further Information Regarding the Board of Directors” for additional information regarding the committee.

What our compensation program is designed to reward

To create shareholder value, we want to reward performance that is measurable against targets established in our base salary program and in annual and long term incentive programs. Many of the targets are derived from the profitability factors listed above, see, “Overview and Profitability.” The targets act as drivers of company improvement and are proxies for company performance. Achievement of the targets will result in company growth and profitability and will support company objectives and promote shareholder interests. The combination of compensation elements used is meant to provide, in total, compensation that can be measured against the companies we have selected as a peer group.

 — Peer Group

Our peer group for this measurement purpose was revised after a survey and study in 2005 to identify insurance and financial services companies with characteristics similar to us, including industry classification, revenues, public company status, market capitalization, assets under management and level of complexity of the business, including both life and property-casualty operations in the group. GAAP revenues of these organizations in 2004 averaged $1.462 billion compared to $1.459 billion for FBL and the managed property-casualty companies; median assets at year end 2004 were $7.434 billion compared to $10.709 billion by FBL and the managed property-casualty companies.

The peer group approved by the Board of Directors in September 2005 is as follows:

*Allmerica Financial Corp.
*AmerUs Group
Harleysville Group
Horace Mann Educators Corp.
National Western Life Insurance Company
The Phoenix Companies
Protective Life Corporation
United Fire and Casualty Co.
Unitrin, Inc.
Universal American Financial Corp.

*Subsequently Allmerica Financial changed its name to Hanover Insurance Group in late 2005 upon disposal of its life insurance, annuity, trust and retirement plan products businesses; AmerUs was purchased by Aviva plc in 2006 and is no longer a stand alone publicly held company. Changes in the peer group will occur from time to time, with resulting adjustments by the committee.

The peer group was selected with the assistance of Mercer Human Resources Consulting, which has been retained by the compensation committee as an independent consultant. Mercer in prior years had been a consultant to the company. Its only continuing relationship to the company is to receive license fees from the company for its compensation management software.

The policy of the compensation committee is to request survey data of peer group companies, with recommendations from the CEO and from the committee’s consultant as to ranges of elements of compensation, cash and non cash, that will attempt to match median salary, annual cash incentives and long term compensation to approximately the median level of comparable positions and performance in the peer group companies.

Why we chose to pay each element of compensation

Our compensation decisions start from an examination of the competitive marketplace for insurance executive talent, based in large part upon our survey of peer group companies and other broad based published industry surveys, together with our review of company goals and objectives and review of tally sheets listing present total compensation available to our named executive officers. We find that the combination of base salaries, annual cash incentives and longer term equity grants, some level of benefits and perquisites, together with retirement and change of control benefits, is normal in our universe of insurance and financial services firms. Competitive base salaries assist in our ability to attract and retain executives. Performance based incentive elements, both annual cash and long term equity, encourage executives towards realization of company short and long term goals. We balance the elements so our executives (a) can achieve fair compensation, which we define as being at approximately the median level of comparable pay levels of the composite peer group, and (b) have the ability to achieve above market compensation for above average company performance of goals. The committee looks for information from its outside consultants to determine if any element of compensation needs adjustment, including material change, to continue within the company’s strategy of aiming to target executive compensation at approximately the median level of peer companies.

How we determine amounts under each element of compensation

 — The role of executive officers in the compensation process

The company’s executives make compensation assumptions every year in the process of preparing budgets for the following year. Then, management through the CEO makes specific recommendations to the compensation committee of company compensation, including compensation for the named executive officers, covering salary, bonus and long term incentives. Other elements of compensation are reviewed periodically. The recommendations start with salary ranges established for various positions based on survey and comparable company data, and include objective and subjective evaluations. The recommendations are measured against the peer group surveys and recommendations of the compensation committee’s independent consultants to stay within the company’s policy of aiming at the median peer group level for executive compensation. The committee makes its own determination of the CEO’s compensation, with the assistance of its consultant. Within the executive group the CEO attempts to achieve a level of internal pay equity among the executives, with the review of the committee. The process typically occurs in the late fall of the year, with compensation increases effective at the beginning of the calendar year.

 — Base salaries

In addition to the CEO’s recommendations, the policy of the compensation committee is to request recommendations of executive compensation ranges from its outside consultant, Mercer Human Resources Consulting. The recommendations are based upon surveys of compensation paid to peer group companies. The objective is to sync up both current compensation and incentive compensation to the median level of payments experienced by the peer group. In the current compensation portion, the midpoint of the base salary ranges are targeted at the peer company median amounts paid to comparable positions, as is overall cash compensation. To determine recommendations of a specific salary within a range, the compensation committee considers management input regarding the officer’s length of service in the position, experience, and management skills in handling short and long range operational and strategic issues. In addition, the compensation committee has established specific goals, the “CEO’s balanced scorecard”, which assist in determining compensation within the CEO’s salary range. In turn, the CEO uses the same or similar goals with various of his direct reports, with the goal progress being important in determining individual compensation within the executive’s salary range. Current goals in the CEO’s balanced scorecard are in the areas of strategic planning, management succession, risk mitigation, operational and market share benchmarking and communications with stakeholders. Annual reviews of the performance of the other named executive officers are performed by the CEO, and by the compensation committee in regard to performance of the CEO.

 — Annual Cash Incentives

The compensation committee believes that a significant portion of annual cash compensation for the executive officers should be at risk and tied to the Company’s operational and financial results. Our annual management performance plan establishes five to eight business goals with a balance between expense control, production targets aimed at revenue growth and profitability. The goals are identical to those utilized in determining annual cash incentives to all employees.

For 2006, the annual goals were set in the following eight areas:

2006 Management Performance Plan

Title of Goal	Threshold	Target Goal

1. Property-casualty membership accounts	2005 actual membership accounts	Increase 2.5%
2. Farm Bureau Life production	2005 actual life production	Increase 5%
3. Property-casualty premiums	2005 actual property-casualty premiums	Increase 8.5%
4. Life expenses	2006 budgeted life expenses	1.65% below budget
5. Property-casualty expenses	2006 budgeted property-casualty expenses	1.65% below budget
6. Earnings per share (year ending 9/30/06)	2006 budgeted earnings per share	Increase 5.2%
7. Property-casualty ratios
A. Loss ratio	2006 budgeted loss ratio	4.5% below budget
B. Expense ratio	2006 budgeted expense ratio	1.0% below budget
8. EquiTrust premiums collected	2005 actual premiums	Increase 14.3%

Although it is generally difficult to maximize all of the annual goals because of their counterbalance (that is, achieving one goal might mean making some sacrifices on other goals), they are designed to align with factors that will allow for the overall success of the company on both a short and long term basis.

The named executive officers had the following percentages of base salary under the 2006 Management Performance Plan available to be paid as annual incentive payments for achievement of the annual goals.

2006 Cash Incentives as a Percentage of Base Salary*

				2006 Actual
				Incentive Paid
				as % of Base
Name	Threshold	Target	Maximum	Salary

William J. Oddy	40%	80%	160%	78.3%
James W. Noyce	27.5%	55%	110%	53.9%
Bruce A. Trost	25%	50%	100%	49.0%
JoAnn W. Rumelhart	25%	50%	100%	49.0%
Stephen M. Morain	17.5%	35%	70%	34.3%

*	For 2007, cash incentive ranges have been adjusted for Mr. Noyce in his new role as CEO, to 40%, 80% and 160% of base salary, and for James P. Brannen, CFO, to 25%, 50% and 100%; the percentages for the other continuing named executive officers remain the same.

As part of the compensation committee’s desire to make short term incentives more at risk to the executives, the range of payments between a threshold level and a maximum level are broader for this group and for the FBL management team, as compared to all other employees. The target percentage represents an amount available if a goal is met at a 100% level. These officers realize no payment unless a threshold level of achievement is attained, a payment of 50% of target when the performance threshold is met, rising proportionately to a payment of 200% of the target if the goal is met at a maximum level. Other employees realize payments of 75% of target at the threshold, up to 150% of target at the maximum. Currently the compensation committee has a policy of limiting maximum annual cash incentives to any individual to not more than $1,000,000 per year.

 — Long Term Incentives; Options and Restricted Stock

The Class A Common Stock Compensation Plan provides for the grant of stock options (nonqualified and incentive stock options) and shares of restricted stock, among other forms of equity. The plan is administered by the compensation committee which consists solely of independent directors. The committee has adopted a formula which covers supervisory and management personnel, and bases annual awards on their position and salary. Generally, the awards increase with the level of the position. The compensation committee remains of the view that option grants are an effective and important tool in both the compensation of management and in tying the goals and interests of management more closely to the goals and interests of the shareholders. In addition, the board of directors has adopted stock ownership guidelines for itself and for the executive officers; see “Stock Ownership Guidelines”, below.

We have tied long term goals to equity compensation, both through issuance of stock options without specific performance targets, and through issuance of performance based restricted stock. Prior to 2004 the company only utilized stock options for this purpose, with the number of shares in the grants determined by dividing the scheduled dollar value for each particular executive’s award by the closing stock price on the date of grant. Starting in 2004 we substituted grants of performance based restricted stock for a portion of the option awards to the eleven person management team of executive officers. This change, based on recommendations of the committee’s consultants, was designed to create more long-term incentives for this key group. Performance measures to date have included earnings per share and return on equity targets. These targets have been selected because of their importance to the creation of long term shareholder value and the financial health of the company, and their importance to rating agencies and analysts who follow the company.

The earnings per share and return on equity goals disclosed below represent expectations of the Company at particular points in time and may not necessarily represent management’s current view of potential operating results in future periods. In addition, they are not comparable to earnings per share as used in the company’s guidance releases or as presented in its audited consolidated financial statements, both of which follow GAAP, or to return on equity computations outside of the formula used in the award agreements. Rather, the definitions of earnings per share and return on equity in the restricted stock agreements vary from GAAP by attempting to focus on core operations which are more within the control of management. For instance, the 2006 grant agreements contained the following definition of “Restricted Stock Agreement Earnings Per Share (RSAEPS)”:

RSAEPS means earnings per common share, as reported in the FBL Consolidated Statement of Income, net of realized/unrealized gains or losses on investments, net unrealized gains or losses on derivatives, and other changes in accounting principles that impact the 2006, 2007 and 2008 Consolidated Statements of Income that are not now contemplated in determining the RSAEPS.

Additionally, the 2006 grant agreements contained the following definition of “Restricted Stock Agreement Return on Equity (RSAROE)”:

RSAROE means the percentage return on equity, as computed by dividing operating income (net income as found in the FBL Consolidated Statement of Income for the year ended December 31, 2008, adjusted to eliminate the impact of realized/unrealized gains or losses on investments, net unrealized gains or losses on derivatives, and other changes in accounting principles that impact operating income that are not now contemplated in determining the RSAROE) by the average of total stockholders’ equity at the end of each of the five calendar quarters ending December 31, 2008.

For the 2004 grant, we determined a target level of equity incentive awards to the executives, then divided it by value, 50% in stock options and 50% in performance based restricted stock. The 2004 grant of restricted stock required 2006 earnings per share, as defined, from $2.29 to $2.49. The awards were subject to forfeiture in whole or part in early 2007 if the maximum goals for 2006 were not met. For the 2004 grants which vested in February 2007, 100% of the original award was earned by all participants, as the defined RSAEPS for 2006 was $2.58. This computation differs markedly from the company’s audited financial statements which indicated record net income for 2006 of $3.01 per share, and from the company’s commonly used non-GAAP measure of operating income, which was $2.78 per share, also a one year record.

For the 2005 equity grants, the committee divided equity incentive awards to the executives by value, 50% in stock options and 50% in performance based restricted stock, but adjusted how the restricted stock is earned by adding a return on equity component. The 2005 restricted stock grants are subject to forfeiture in whole or part if earnings per share and return on equity goals for 2007 are not met. The earnings per share, as defined, goals are from $2.40 to $2.74, and the return on equity, as defined, goals are from 9% to 10%. The goals are weighted 75% earnings per share and 25% return on equity.

In 2006 the restricted stock grants were extended to an additional executive group of 20 persons at a vice president level. For the 2006 equity grants, the committee again divided equity incentive awards to the group by value, 50% in stock options and 50% in performance based restricted stock, and further adjusted the formula for earning the restricted stock by making the earnings per share goal a multi year goal. The 2006 restricted stock grants are subject to forfeiture in whole or in part if the earnings per share goal for the three years ending December 31, 2008, and the return on equity goal for 2008, are not met, with the same weighting of 75% earnings per share and 25% return on equity. The earnings per share, as defined, goals for the three years ended December 31, 2008 are from $7.33 to $8.74, and the return on equity, as defined, goals for 2008 are from 9% to 11%.

The compensation committee has annually set the performance criteria at levels where expected performance would result in the executives earning 50% of the restricted shares. However, actual results could result in none, some, or all of the shares being earned. The executives will have voting rights during the period of restriction, and will receive accumulated dividends on the shares actually earned when the period of forfeiture lapses. We intend to continue this usage of performance based restricted stock in the future for this group. Currently the committee has a policy of limiting grants of restricted stock to not more than $1,000,000 grant date fair market value per year.

In order to further align management’s interests with the interest of shareowners and support good governance practices, at its December 2006 meeting the compensation committee adopted a clawback policy applicable to performance-based incentive awards to the executives. In the event the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement as determined by the independent directors, each of the company’s executive officers may be required to reimburse the company for the excess value received from any incentive award made to him or her over the value actually earned based on the restated performance, regardless of the executive’s lack of misconduct. The policy also allows the company to seek recoupment of benefits from any employee whose misconduct was the cause of the restatement, along with legal recourse.

 — Benefits

FBL offers benefit plans such as retirement, 401(k), vacation, medical, life and disability insurance to executive officers on the same basis as offered to all employees. Additional benefits of this type available to the executives include: (1) A deferred compensation plan for the portion of the company match from the 401(k) plan which would be in excess of ERISA limitations. The amounts are accrued in an unfunded plan and bear interest at the rate credited on FBL’s flexible premium deferred annuity, currently 4.2%, payable upon termination of employment. (2) An executive disability policy which will provide benefits in case of covered disability up to full salary. (3) An executive life insurance program through which the executives are provided funds with which they may purchase a universal life policy in the amount of twice salary and bonus, less $50,000, paid up at age 65.

In its continuing reexamination of all facets of executive compensation, the committee has determined to freeze the executive life insurance program after 2006. This was done in part because this benefit was over and above what peer companies were offering. Executives will retain the face amount of universal life policies currently issued, and will receive payments in future years sufficient to maintain that amount. They will be eligible to receive additional group life insurance coverage under the company’s all employee plan to maintain insurance coverage for future compensation increases on the same basis as all other employees.

 — Perquisites

The Company provides executives with an automobile allowance, an executive disability policy, club initiation fees and dues, annual physicals, the availability of limited reimbursement for financial planning services and tax return assistance, and preferential use of company box seats at four sporting and entertainment venues. Surveys by the committee’s independent consultant indicate the level of perquisites is within an acceptable range of what is offered by the peer group companies.

 — Retirement and termination benefits

Like many companies we have reduced defined retirement benefits several times in the last 15 years. The reduction in defined benefit plan payments has been based on benchmarking studies of other companies within our industry and geographic location, and in part from recognition that the existence of a stock option plan and defined contribution plan (401(k) accounts) with a company match available, together with the company’s excess 401(k) plan, can replace a portion of a retirement plan that began before the company became publicly traded and which was designed for a non-public company. See further description of the company’s retirement plans at footnote 2 to the “Pension Plan” table, below.

 — Change in Control Agreements

In establishing change-in-control agreements with executives in 2002, we deliberately determined to use a version of agreement that was “plain vanilla” and similar to that of many other companies. We believe establishing a base line agreement for compensation in a change of control event was appropriate as we continued to announce that we were seeking acquisitions as a part of our growth strategy. The change in control agreements have a double trigger before payments are required; i.e., the defined change in control must occur, and the executive must have a discernable change in working conditions. Apart from the change in control agreements, our stock compensation plan under which stock options are issued has provisions that upon a change in control unvested options will vest. Similarly, the form of restricted stock agreement presented to participants has provisions that upon a change in control unearned restricted stock will be free from forfeiture. In other words, a single trigger of change in control accelerates both the options and the restricted stock without a change in the executive’s working conditions.

We have entered into change in control agreements with each of the named executive officers, and with the other officers named in our “Executive Officers” list (except for Mr. Lang, whose employer is the Farm Bureau Management Corporation). The forms of agreements were filed with the SEC as exhibits to our Form 10-Q in August 2002.

In entering into these agreements, the Board determined that it is in the best interests of the Company and its stockholders to ensure that we will have the continued dedication of the executives notwithstanding the possibility, threat or occurrence of a termination of the Executive’s employment in certain circumstances, including following a change of control. Further, the Board stated that it “believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive’s employment in such circumstances and to provide the Executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations who may seek to employ the Executive.”

Please see “Potential Payments Upon Termination or Change in Control — Payments Made Upon a Change in Control”, at page 36, for additional information regarding the change in control agreements.

The agreements are effective for three years after a change in control, at a multiple of salary and bonus of three times for Messrs. Oddy, Noyce, Morain, Paule, Trost and Brannen, and for Ms. Rumelhart, and for two years after a change of control, and a multiple of salary and bonus of two times, for Messrs. Gumm, Sebastian and Seibel, and Ms. Sandburg.

Timing of grants of equity awards

The compensation committee adopted a stock option policy at the time of the company’s initial public offering in 1996 which covers administrative matters, and at the same time instituted a practice of setting once a year grant dates at January 15 (or next weekday if January 15 falls on a weekend). That policy has been followed since that time. The company does not time its grants in coordination with the release of material non-public information, and executives receive their grants at the same time as other participants.

Annual equity awards are recommended by management to the committee in the fall of each year; the compensation committee reviews and approves or revises the recommendations at a meeting late in the year, typically in November or December. Management’s recommendations are formula driven and result in grants that can be computed by salary and salary grade of eligible individuals, who are all in the supervisory and management ranks of the company. The grant date is January 15 of the following year. The dollar value of the awards to the executives are then translated into the number of stock options resulting from dividing the dollar value of the award by the Black-Scholes value of the shares on the grant date . The committee also annually preapproves interim grants of options to new hires, and to persons receiving promotions, during the year. The hire date, or promotion date, automatically becomes the grant date of the option, the prorated value of which is derived from the formula adopted by the committee at the end of the prior year.

Similarly, the grants of performance based restricted stock in the last three years have followed the same schedule for recommendations, review and establishment of grant date. However, the actual performance terms of the restricted stock grants were not determined until after completion of the prior year’s financial statements in February. FAS 123(R) required the shares to be revalued at the closing stock price of the date the performance goals were established. Since the number of shares subject to the grants had been computed based on the January 15 closing stock price, the valuation of the shares at the closing stock price on the date of determination of terms resulted in the value of the shares varying from what the compensation committee had first determined. To avoid this situation in the future, annual restricted stock grants will not be computed or measured until all performance terms are determined by the compensation committee.

How each element of compensation, and our decisions about each element, fit into our compensation objectives

The compensation objectives described earlier include attracting and retaining executives who can aid in creating shareholder value, and effectively and appropriately compensating the executives and guiding their activities in response to targeted incentives, both short and long term. The amount of compensation, both in individual elements and in the aggregate, is targeted at the median levels of a peer group of insurance and financial services companies.

We utilize base salary as a building block towards these objectives, establishing a salary range for particular positions based on survey data and job responsibilities. Being competitive in base salary is a minimum requirement to obtain and retain skilled insurance executives in the Des Moines, Iowa area, because of the significant number of home offices of insurers located there.

Annual cash incentives keyed to short term objectives provide a second step in appropriate compensation. The performance targets, which are used to determine annual cash incentives for all employees, emphasize expense control, growth in company operations and profitability. “Pay for performance” for the named executive officers has been significantly enhanced in recent years by putting a larger part of their potential compensation at risk in the annual cash incentive program.

Long term objectives are enhanced by the use of equity grants in the form of stock options and performance based restricted stock. The stock options, which vest over five years, attain value in the hands of the executives as increases in the company’s stock price exceed the option exercise price. This creates a direct correlation to shareholder value. The performance based restricted stock requires that the company meet earnings per share and return on equity targets over a three year time frame; both metrics are commonly used measures of performance and comparison by analysts and investors.

The compensation committee reviews all elements of compensation, including executive benefits and perquisites, from time to time. In 2006 it determined to freeze the universal life policies provided to the executives with the executives then eligible to receive additional group life insurance coverage under the company’s all employee plan to maintain insurance coverage for future compensation increases. This was done because the benefit provided was determined to be above life insurance programs provided by the peer group.

Retirement and termination benefits are also part of the executive’s compensation package, under the company’s defined benefit retirement plans and change in control agreements.

Stock ownership guidelines

The compensation committee believes that a fundamental goal of executive compensation is to encourage and create opportunities for long-term executive stock ownership which will tie the efforts of the executives to goals of increasing shareholder value. The compensation committee expects that over time, executive officers will establish ownership positions that are of significant value at a multiple of their annual salary.

To encourage ownership, the compensation committee in late 2004 established Executive Ownership Guidelines. The Guidelines require the CEO within five years of January 1, 2005 (or within five years of start date, if later) to own FBL common stock worth three times annual base salary, and within ten years to own FBL common stock worth five times annual base salary. The CFO, Executive Vice Presidents and Senior Vice Presidents are to own shares worth two times annual base pay in five years, and three times annual base pay in ten years, in FBL common stock. All other members of the executive group (25 additional persons) are required to own shares worth at least one time annual base pay in FBL common stock within five years.

After two years most of the officers have made significant progress towards the ownership guidelines. Four of 10 management team officers and three of 19 other executives were fully compliant at year end 2006.

If the guidelines are not met, the annual cash incentive of the particular officer, net of tax, could be required to be used to purchase FBL common stock for the account of the officer. If available, the required purchases will be made through the Executive Salary and Bonus Deferred Compensation Plan. The ownership guidelines do not recognize beneficial ownership of shares through performance based restricted stock grants until they are earned, or through grants of stock options until they are exercised, but will recognize as beneficial ownership the share equivalents in unit accounts in the deferred compensation plan and in the 401(k) plan.

The company has not established policies regarding hedging economic risks of company stock ownership by its executives and directors.

Tax and regulatory matters

 — Internal Revenue Code § 162(m)

Internal Revenue Code § 162(m) limits the deductibility of compensation paid to the CEO and the next four most highly paid executives of a public company to $1,000,000 per individual, subject to exceptions for performance based pay, among other items. All compensation paid to our named executive officers in 2006 will be deductible because we have not exceeded the § 162(m) limits. We take performance based pay exceptions into account in structuring executive compensation. We received shareholder approval at the 2004 annual meeting of the material terms used in performance based compensation to qualify for appropriate 162(m) treatment.

 — Nonqualified Deferred Compensation

The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005. See page 34 for a more detailed discussion of the Company’s nonqualified deferred compensation arrangements.

 — Accounting for Stock-Based Compensation

The company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R) January 1, 2006.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of FBL Financial Group, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

John Walker, Chair
Tim Gill
Paul Larson
Kim Robak

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation paid to or earned by each of the named executive officers for the year ended December 31, 2006. Among other matters, the committee reviewed tally sheets representing total compensation, including equity and non-equity based compensation to the officers, in setting the total compensation arrangements for each of the officers.

No payments were made which would be reportable in the “Bonus” column, representing discretionary payments. Payments which in past years have been labeled as bonuses are now found in the “Non-Equity Incentive Plan Compensation” column, representing annual payments made pursuant to pre-existing company performance criteria.

Compared to total compensation, including the fair value of equity awards and the non-equity incentive plan compensation, base salary of the named executive officers represented from 20% (Mr. Oddy) to 36% (Mr. Morain) of the officers’ total compensation for 2006. There were no discretionary bonuses paid. These results are consistent with the company’s philosophy that a significant amount of compensation for the senior executives should be variable and at risk of performance. It also reflects that Mr. Oddy, as CEO, was awarded performance based incentive grants incrementally larger than those received by the other officers.

Summary Compensation Table

								(h)Change in
								Pension
								Value and
								Non-Qualified
							(g)Non-Equity	Deferred
				(e)Stock		(f)Option	Incentive-Plan	Compensation	(i)All Other
		(c)Salary		Awards(1)		Awards(1)	Compensation(2)	Earnings(3)	Compensation(4)(5)	(j)Total
(a)Name & Position	(b)Year	($)		($)		($)	($)	($)	$	$

William Oddy	2006	682,500		363,282	(6)	467,038	534,602	1,073,989	257,451	3,378,862
Chief Executive Officer and Director
James Noyce	2006	461,100		257,731		196,692	248,311	236,422	92,115	1,492,371
Chief Financial Officer &
Chief Administrative Officer
Bruce Trost	2006	355,100	(7)	74,263		51,320	173,844	310,508	77,509	1,042,544
Executive VP — Property Casualty
Companies
JoAnn Rumelhart	2006	348,400		165,600		145,161	170,564	298,329	78,062	1,206,116
Executive VP — Farm Bureau Life
Stephen M. Morain	2006	428,168		99,240		126,821	146,731	287,211	109,293	1,197,464
Senior VP & General Counsel

(1)	Amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), of awards of restricted stock and stock options and include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnotes 1 and 9 to the company’s audited consolidated financial statements for the year ended December 31, 2006 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007.

(2)	Non-equity incentive plan compensation of the named executive officers by its terms is paid between February 1 and February 15 of the year following performance. See “— Annual Cash Incentives” beginning on page 22 for further detail regarding payments under the Management Performance Plan.

(3)	All amounts in column (h) represent actuarial increases in the present value of the benefits to the named executive officers under the company’s pension plans determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	Column (i), Other Annual Compensation, in 2006 includes for each of the named executive officers the costs of an executive life insurance program through which the executives may purchase a universal life insurance policy of up to twice salary and bonus, less $50,000, with a schedule of payments that will make the policy paid up at age 65; under this program payments were made to Oddy, $170,483; Noyce, $25,422; Trost, $11,998, Rumelhart, $21,756 and Morain, $45,981. Each named executive officer received company contributions to defined contribution plans, being matching contributions to the executive’s 401(k) account up to ERISA limits, and under the excess 401(k) deferred compensation plan matching contributions in an amount equal to the 401(k) plan percentage match times compensation as defined in the plan, less the ERISA limitation of $220,000; together these amounted to: Oddy, $35,054, Noyce, $21,537, Trost, $18,872, Rumelhart, $16,506 and Morain, $17,829.

(5)	Column (i) also includes for the named executive officers perquisites valued at: Oddy, $31,267; Noyce, $30,382; Trost, $30,035; Rumelhart, $29,449, and Morain, $27,282. No perquisites or personal benefits were received by any one of the named executive officers with a value in excess of the greater of $25,000 or 10% of such person’s total perquisites. Items of value received by the various named executive officers in 2006 that do not reach the required perquisite disclosure level include (in aggregate dollars descending order) (i) automobile allowance, (ii) club memberships, (iii) the costs of an executive disability program through which the executives may purchase with after tax dollars a disability policy to replace salary to stated limits, (iv) physical exams, (v) preferential usage of company box seats for certain sporting and entertainment events and (vi) personal use of corporate aircraft. The perquisites are valued at incremental cost to the company.

(6)	Because Mr. Oddy retired March 1, 2007, he forfeited 22,985 shares of restricted stock. The stock awards expense does not include expense for the forfeited shares.

(7)	Includes $24,857 of salary and $57,051 of non-equity incentive plan awards deferred by Mr. Trost into the Executive Salary and Bonus Deferred Compensation Plan. See Mr. Trost’s entry at Grant of Plan Based Awards.

Grants of Plan-Based Awards

											All Other
			Estimated						All Other		Option		Grant
			Future Payouts						Stock		Awards:		Date Fair
			Under Non-Equity			Estimated Future			Number of		Number of	Exercise or	Value of
			Incentive			Payouts Under Equity Incentive			Shares of		Securities	Base Price	Stock and
		Date of	Plan Awards			Plan Awards(3)			Stock		Underlying	of Option	Option
	Grant	Board	Threshold(2)	Target	Max	Threshold	Target	Max	or Units		Options(4)	Awards	Awards
Name	Date	Action(1)	($)	($)	($)	#	#	#	(#)		(#)	($/Sh)	($/Sh)

William Oddy	N/A	N/A	273,000	546,000	1,000,000
	2/21/2006	2/21/2006				0	15,356	30,712					1,043,594
	1/16/2006	12/6/2005									49,630	32.56	227,142
James Noyce	N/A	N/A	126,803	253,605	507,210
	2/21/2006	2/21/2006				0	7,789	15,578					529,340
	1/16/2006	12/6/2005									24,589	32.56	253,557
Bruce Trost	N/A	N/A	88,775	177,550	355,100
	2/21/2006	2/21/2006				0	5,453	10,906					370,586
	1/16/2006	12/6/2005									17,215	32.56	177,518
									2,719	(5)			91,409
JoAnn Rumelhart	N/A	N/A	87,100	174,200	348,400
	2/21/2006	2/21/2006				0	5,350	10,700					363,586
	1/16/2006	12/6/2005									16,890	32.56	126,131
Stephen Morain	N/A	N/A	74,929	149,859	299,718	0
	2/21/2006	2/21/2006					3,288	6,575					223,419
	1/16/2006	12/6/2005									10,378	32.56	47,497

(1)	Cash and long term incentive equity awards are determined by the compensation committee at meetings late in the year based on formulas which provide an amount of dollars to be awarded to each recipient. For stock option awards, the dollars are divided by the Black-Scholes value on a subsequent measuring date, the date of grant, which determines the number of shares in the grant. Restricted stock grants are not finalized until performance terms are set by the committee in the first quarter of the year.

(2)	Amounts indicated as threshold payments represent the total payable if each performance goal’s minimum requirements were met. Actual amounts payable for a goal would be zero if a threshold for a goal is not met. See “How we determine amounts under each element of compensation — Annual Cash Incentives”, above, for information regarding performance based conditions of the annual cash incentives.

(3)	Amounts in this column relate to performance based restricted stock issued to the named executive officers in the last three years. Information regarding the performance targets for these awards is at “How we determine amounts under each element of compensation — Long Term Incentives; Options and Restricted Stock”, above. Participants through 2006 received dividends on the restricted stock at the same rate per share as other stockholders. Starting in 2007, they will receive accrued dividends on shares when they vest. They can vote the shares from the date of grant.

(4)	The Company’s grants of stock options are effective January 15 (or next week day) of each year, with the exercise price equal to that grant date closing price. The options vest 20% per year over a five year period and expire ten years from date of grant. For the named executive officers, the options are computed by a formula keyed to a percentage of annual base salary, which increases with the position and seniority of the officer.

(5)	Mr. Trost was credited with 2,719 deferred units in the Executive Deferred Salary and Bonus Plan for salary and non-equity incentive plan compensation deferred during 2006. The units are payable one for one in shares of common stock at a future date.

Outstanding Equity Awards at Year End

	Option Awards
				Equity Incentive			Stock Awards
				Plan Awards:						Equity Incentive
				Number of			Number	Market Value	Equity Incentive	Plan Awards:
	Number	Number of		Securities			of Shares	of Shares	Plan Awards:	Market or Payout
	of Securities	Securities		Underlying			or Units of	or Units of	Number of	Value of Unearned
	Underlying	Underlying		Unexercised	Option		Stock that	Stock that	Unearned Shares,	Shares, Units or
	Unexercised	Unexercised		Unearned	Exercise	Option	have Not	have not	Units, or Other	Or Other Rights that
	Options	Option #		Options	Price	Expiration	Vested	Vested	Rights that have	Have not Vested
Name	# Exercisable	Unexercisable		(#)	($)	Date	#	$	Not Vested(6) #	$

William Oddy	1,412				16.56	03/01/10			60,540	2,365,903
	6,065				15.50	01/15/11
		6,016	(1)		17.97	01/15/12
		12,677	(2)		19.50	01/15/13
	17,715	26,574	(3)		25.60	01/15/14
	9,210	36,844	(4)		26.35	01/17/15
		49,630	(5)		32.56	01/16/16
James Noyce	3,628				18.25	01/15/08			31,930	1,247,824
	653				23.00	01/15/09
	15,024				15.75	01/15/10
	9,094				15.50	01/15/11
	1,989	3,969	(1)		17.97	01/15/12
	6,265	8,473	(2)		19.50	01/15/13
	9,448	14,173	(3)		25.60	01/15/14
	5,181	20,724	(4)		26.35	01/17/15
		24,589	(5)		32.56	01/16/16
Bruce Trost	1,000				25.60	01/15/14			13,752	537,428
	574	861	(3)		27.06	10/01/14
	1,727	6,908	(4)		26.35	01/17/15
		17,215	(5)		32.56	01/16/16
JoAnn Rumelhart		2,249	(1)		17.97	01/15/12			20,706	809,190
		6,363	(2)		19.50	01/15/13
		8,859	(3)		25.60	01/15/14
		12,435	(4)		26.35	01/17/15
		16,890	(5)		32.56	01/16/16
Stephen Morain(7)	1,249				18.25	01/15/08			12,351	482,677
	408				23.00	01/15/09
	8,040				15.75	01/15/10
	8,662				15.50	01/15/11
	6,873	1,719	(1)		17.97	01/15/12
	4,940	3,294	(2)		19.50	01/15/13
	3,542	5,316	(3)		25.60	01/15/14
	1,727	6,908	(4)		26.35	01/17/15
		10,378	(5)		32.56	01/16/16

(1)	Vests January 15, 2007

(2)	Vests in equal portions January 15, 2007 and 2008

(3)	Vests in equal portions January 15, 2007, 2008 and 2009

(4)	Vests in equal portions January 15, 2007, 2008, 2009 and 2010

(5)	Vests in equal portions January 15, 2007, 2008, 2009, 2010 and 2011.

(6)	Equity grants of performance based restricted stock vest, if at all, three years after grant to the extent performance goals have been met. Grants in this category have been made in 2004, 2005 and 2006, and will vest in 2007, 2008 and 2009, if earned.

(7)	Pursuant to a qualified domestic relations order entered into in April 2003, Mr. Morain transferred options to purchase an aggregate of 79,653 shares of common stock, of which 74,233 options have been exercised.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	#	$	#	$

William Oddy	14,317	216,882
James Noyce	19,878	379,437
Bruce Trost	—	—
JoAnn Rumelhart	13,841	180,763
Stephen Morain	1,406	30,884

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Plan and the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements.

			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name(1)(2)	Service #	Benefit $	Fiscal Year $

William Oddy	Qualified Retirement Plan	35	1,719,869	—
	Supplemental Retirement Plan	35	5,814,828	—
James Noyce	Qualified Retirement Plan	21	569,069	—
	Supplemental Retirement Plan	21	1,015,674	—
Bruce Trost	Qualified Retirement Plan	2	36,230	—
	Supplemental Retirement Plan	2	46,630	—
	Non-qualified Plan for Prior Service(3)	29.8	903,715	—
JoAnn Rumelhart	Qualified Retirement Plan	28	908,974	—
	Supplemental Retirement Plan	28	970,667	—
Stephen Morain	Qualified Retirement Plan	30	141,260	—
	Supplemental Retirement Plan	30	2,328,346	—

(1)	For a description of valuation methods and material assumptions used in accounting for pension obligations, see note 9, Retirement and Compensation Plans, to the company’s audited consolidated financial statements for the year ended December 31, 2006 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007.

(2)	Employees are generally covered under the FBL Financial Group Retirement Plan and the FBL Financial Group Supplemental Retirement Plan (together, the “plan”). The two plans operate as a single plan to provide total benefits to all participants. The former is a qualified plan under Section 401(a) and the latter plan is a nonqualified plan which provides benefits according to the overall plan formulas, but includes compensation exceeding $220,000 under Section 401(a)(17) and provides benefits provided by the formula which are otherwise limited by Section 415 of the Internal Revenue Code. The plan is generally available to all employees and officers and provides for the same method of allocation of benefits between management and non-management participants. Active participants include employees over age 21 who have worked at least one year and provided at least 1,000 hours of service during the year.

The plan is a defined benefit plan which provides monthly income (or lump sum option) to retirees who have worked for at least 10 years and attained age 55. The amount provided is a percentage of high 36 consecutive month average salary and bonus calculated according to the following formula: for service prior to 1998, 2% per year for the first 10 years of service, plus 2.5% for each year in excess of 10 years of service, up to 30 years of service; for service after 1997, 1.675% per year of service, plus 0.325% per year of service times the average salary less social security covered compensation. Unreduced early retirement benefits are provided when age plus years of service equal 85 on the benefit earned before 2002. Reduced early retirement benefits are generally provided with reductions of 3% per year before age 65. Mr. Oddy used the early retirement features of the plan when he retired effective March 1, 2007, and Mr. Morain is also eligible for early retirement.

The plan formula provides a monthly benefit for life with a guarantee of 120 monthly payments. There is an automatic annual cost of living adjustment not to exceed 4.0% on the benefit earned before 2002.

Years of service include all years in which an individual first exceeds 1,000 hours of service and any year thereafter in which the person exceeds 500 hours of service. The compensation covered by the plan is calculated based upon total salary and bonuses paid to the participant during the given year.

(3)	As an inducement to employment, Mr. Trost was provided a similar benefit to the benefits provided in the qualified pension plan and the excess ERISA plan through a nonqualified deferred compensation plan where he was given prior service credits for years of service with other Farm Bureau affiliated organizations. Payments under his plan will be offset by benefits he receives from plans of the prior employers.

Non-Qualified Deferred Compensation

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance as
Name	Plan(1)(2)	in Last FY $	in Last FY(3) $	Last FY $	Distributions $	Last FYE $

William Oddy	Employer Match	—	28,454	4,144	—	114,731
James Noyce	Employer Match	—	14,937	2,170	—	61,224
Bruce Trost	Employer Match	—	12,272	298	—	16,285
	Salary Deferred Comp(4)	81,908	—	1,091	—	106,259
JoAnn Rumelhart	Employer Match	—	9,906	1,261	—	36,688
Stephen Morain	Employer Match	—	11,229	1,983	—	56,269

(1)	Employer Match Deferred Compensation Plan — Employees are eligible to participate in this plan if their income exceeds the compensation dollar limit in the 401(k) plan ($220,000 in 2006) or if they are deferring compensation under the Executive Salary and Bonus Deferred Compensation Plan and they elect to defer the maximum amount to their 401(k) plan ($15,000 in 2006). The company contributes to each employee’s account the amount of the 401(k) match that exceeds the maximum matching contribution that can be made to the 401(k) plan. If the employee is deferring amounts under the Executive Salary and Bonus Deferred Compensation Plan the company will contribute the amount that would have been the matching contribution to the 401(k) plan based on the compensation deferred. There are no employee contributions made to the plan. Earnings on the contributions are based on an investment fund. Earnings are credited and debited as if the contributions were invested in that fund. Distributions are made in lump sum within 90 days of employee termination or if approved for an unforeseen financial hardship, subject to restrictions under §409(A) of the Internal Revenue Code.

(2)	Executive Salary and Bonus Deferred Compensation Plan — Employees at the vice president level and above are eligible to participate in this plan. Employees may elect to defer a portion of their compensation and bonus in exchange for the right to receive shares of FBL Financial Group common stock at a future date. The deferred compensation is recorded in units that represent shares of stock. As dividends are paid on the stock, equivalent earnings are added to the units for each employee in the plan. Distributions are in shares of FBL Financial Group stock equal to the number of units in the employee’s account. Employees may elect to receive distributions in lump sum or five or ten annual installments and choose to receive distributions upon termination or another specified future date.

(3)	Company contributions in Last FY were calculated by multiplying the executive’s salary over $220,000 by the company match for the 401(k) of 3%.

(4)	The table includes $24,857 of 2006 salary and $57,051 of non-equity plan compensation received in 2006 for 2005 performance for Mr. Trost which he elected to defer to the Executive Salary and Bonus Deferred Compensation Plan. Mr. Trost’s aggregate balance includes $8,375 previously reported as compensation to him in prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The text and tables below reflect the amount of compensation to each of the named executive officers in the event of termination of employment at December 31, 2006. The amount of compensation payable to each named executive officer upon voluntary termination or termination for cause, involuntary not for cause termination, termination following a change in control and in the event of retirement, disability or death of the executive is shown below. The value of restricted stock and stock options was calculated using the year end closing stock price, $39.08. It was also assumed that all of the restricted stock goals were met for the 2004 grant of restricted stock and that half of the goals were met for the 2005 and 2006 grants in calculating the value vested for retirement or disability. William Oddy and Stephen Morain were currently eligible for retirement as of year end 2006, and Mr. Oddy retired at February 28, 2007. If Mr. Morain should voluntarily terminate or be terminated for cause the compensation received will be the same as received for retirement.

Payments Made Upon Voluntary Termination or Termination for Cause

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during the term of employment. Such amounts would apply to a voluntary termination, and to a termination for cause, and would include

•	Base salary to the termination date

•	Non-equity incentive compensation earned during the year

•	Stock options which have vested, with 30 days to exercise

•	Executive’s 401(k) account, including company matching contributions, plus company contributions and earnings under the 401(k) excess plan

•	Amounts contributed by the executive to the Executive Salary and Bonus Deferred Compensation Plan

•	Executive’s accrued and vested retirement benefits

•	COBRA benefits are available for the purchase of medical and dental insurance

•	Group life insurance may be converted to an individual policy without proof of insurability, at executive’s ongoing expense

•	Executive universal life policy may be maintained, by executive paying ongoing premium expense

Payment Made Upon Involuntary Termination — Not for Cause

For the named executive officers, upon an involuntary termination — not for cause, the company will provide a severance package of base salary, bonus, retirement plan service credits and similar benefits for the lesser of two years or until the date the executive reaches the “rule of 85”, i.e., combined age and years of service, at which time unreduced benefits are available under the company’s retirement plans. Oddy and Morain met tests of the rule of 85 at December 31, 2006.

In addition, Oddy, Noyce, Rumelhart and Morain have individual retirement agreements that provide in the event they are involuntarily terminated not for cause between the ages of 60 and 64, they will receive retirement benefits equivalent to what they would receive if they had worked until 65.

•	Base salary for two years or until rule of 85 eligibility

•	Target bonus for two years or until rule of 85 eligibility

•	Forfeit unvested stock options unless eligible for retirement (see Payment Made Upon Retirement)

•	Forfeit unvested restricted stock unless eligible for retirement (see Payment Made Upon Retirement)

•	Enhanced benefit of early retirement agreement or two years severance benefits

•	Medical, dental, group life and executive universal life all continue for two years or until rule of 85 eligibility

Payments Made Upon a Change in Control

The Company has entered into Change in Control Agreements with each of the named executive officers. These agreements provide that if an executive’s employment is terminated following a change of control (other than for cause) or if the executive terminates his employment in defined circumstances constituting “good reason”, in addition to the benefits listed under “Payments Made Upon Termination”:

 — The named executive officer will receive:

•	Salary continuation payments for three years

•	A lump sum payment of three times the executive’s target bonus

•	An amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change in control payments

•	Continuation of health, dental and life insurance benefits during the salary continuation period

•	Acceleration of vesting and continued accrual of years of service under the company’s defined benefit retirement plans during the salary continuation period

 — All stock options held by the executive will automatically vest and become exercisable, and

 — All restricted stock grants will vest immediately without reference to performance goals.

Under the agreements, a change in control is defined as occurring when any person acquires 35% of the combined voting power of the Company, or when during two consecutive years a majority of the directors originally on the board (and certain designated successors) cease to constitute a majority of the Board. The payments required by the agreements with the named executive officers are triggered if during the three years after a change of control (i) the executive’s duties are changed or diminished inconsistent with his or her position, (ii) the executive’s base salary is reduced, (iii) the executive’s office is relocated more than 50 miles from West Des Moines, Iowa, (iv) existing employee plans are not continued or (v) the agreements are not assumed by the Company’s successor.

Payments Made Upon Retirement

In the event of the retirement eligibility of a named executive officer, in addition to the payments and transfers listed above:

•	All unvested stock options would vest and all options can be exercised during the shorter of the remainder of the outstanding ten year term, or three years from retirement

•	Restricted stock would vest on the lapse date as to a pro rata portion of the shares that would be available according to the goals set in the restricted stock agreement. The pro rata portion is measured as the time from the grant date to the retirement date divided by the period from the grant date to the lapse date.

•	Amounts accrued and vested under the company’s Retirement Plan and Supplemental Retirement Plan

•	The executive at his expense may participate in the retiree group health plan for medical coverage; the executive may elect to purchase dental coverage under COBRA

•	The executive receives a $15,000 group term life policy

•	The executive receives a lump sum payment for the executive universal life policy sufficient for it to be paid up at 65, to endow at age 95

Payments Made Upon Disability or Death

In the event of the death or disability of a named executive officer, in addition to the benefits listed above at Payments Made Upon Termination, and Payments Made Upon Retirement, the named executive officer will receive benefits under the company’s disability plan or payments under the company’s life insurance plan, as appropriate.

The disability benefits to executives are in two pieces. First, coverage under the company’s group disability plan at 50% of pre-disability earnings with a maximum annual benefit of $240,000 (on $480,000 earnings). This is taxable income to the recipient. Second, coverage under an individual policy issued to the executives to cover an additional 25% of pre-disability earnings with a maximum annual benefit of $90,000 (on $360,000 earnings). Executives recognize taxable income equal to the premium payment on this policy, resulting in the disability payments from the individual policy being not taxable income.

In the event of death of an executive, restricted stock grants would vest immediately as to a pro rata portion of the shares measured from the grant date to date of death, divided by the period from the grant date to the lapse date. Vesting in the event of death is not subject to performance goals.

In the event of death of an executive, the group life death benefit, and the executive universal life death benefit, would be paid to the beneficiary.

Potential Payments Upon Termination or Change of Control

			Involuntary
			Termination	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including	(Involuntary &
	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement	Disability	Death
William Oddy	$	$	$	$	$	$	$

Base Salary	—	—	—	2,047,500	—	—	—
Bonus	—	—	—	1,638,000	—	—	—
“In the money” value of unexercisable options	1,526,043	1,526,043	1,526,043	1,526,043	1,526,043	1,526,043	1,526,043
Outstanding Unvested Restricted Stock	970,226	970,226	970,226	2,365,903	970,226	970,226	1,368,008
Retirement Plans:
Enhanced Benefit	—	—	1,108,107	1,148,233	—	—	—
Medical	—	—	—	46,792	—	—	—
Group Term Life	—	—	—	495	—	—	50,000
Executive UL	—	—	—	—	—	—	2,237,461
Excise tax gross up for change in control	—	—	—	3,259,322	—	—	—

Total	2,496,269	2,496,269	3,604,476	12,032,288	2,496,269	2,496,269	5,181,512

			Involuntary
			Termination -	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including	(Involuntary &
	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement	Disability	Death
James Noyce	$	$	$	$	$	$	$

Base Salary	—	—	922,200	1,383,300	—	—	—
Bonus	—	—	507,210	760,815	—	—	—
“In the money” value of unexercisable options	—	—	—	864,876	864,876	864,876	864,876
Outstanding Unvested Restricted Stock	—	—	—	1,247,824	518,031	518,031	730,731
Retirement Plans:
Enhanced Benefit	—	—	453,776	575,369	—	—	—
Medical	—	—	22,629	33,943	—	—	—
Group Term Life	—	—	351	527	—	—	1,466,000
Executive UL	—	—	51,536	77,304	—	—	1,366,071
Excise tax gross up for change in control	—	—	—	1,957,153	—	—	—

Total	—	—	1,957,702	6,901,111	1,382,907	1,382,907	4,427,678

			Involuntary
			Termination	Change-in-
		Involuntary	Not for Cause	Control
		Termination -	(Including Good	(Involuntary &
	Voluntary	for Cause	Reason)	Good Reason)	Retirement	Disability	Death
JoAnn Rumelhart	$	$	$	$	$	$	$

Base Salary	—	—	522,594	1,045,200	—	—	—
Bonus	—	—	261,300	522,600	—	—	—
“In the money” value of unexercisable options	—	—	—	559,904	559,904	559,904	559,904
Outstanding Unvested Restricted Stock	—	—	—	809,190	327,256	327,256	463,684
Retirement Plans:
Enhanced Benefit	—	—	1,153,387	1,264,799	—	—	—
Medical	—	—	6,726	13,451	—	—	—
Group Term Life	—	—	274	548	—	—	50,000
Executive UL	—	—	32,969	65,937	—	—	1,027,138

Excise tax gross up for change in control	—	—	—	1,810,988	—	—	—

Total	—	—	1,977,249	6,092,617	887,160	887,160	2,100,726

			Involuntary
			Termination	Change-in-
		Involuntary	Not for Cause	Control
		Termination -	(Including	(Involuntary &
	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement	Disability	Death
Bruce Trost	$	$	$	$	$	$	$

Base Salary	—	—	710,200	1,065,300	—	—	—
Bonus	—	—	355,100	532,650	—	—	—
“In the money” value of unexercisable options	—	—	—	210,530	210,530	210,530	210,530
Outstanding Unvested Restricted Stock	—	—	—	537,428	108,108	108,108	216,217
Retirement Plans:
Enhanced Benefit	—	—	173,837	391,790	—	—	—
Medical	—	—	22,629	33,943	—	—	—
Group Term Life	—	—	333	499	—	—	50,000
Executive UL	—	—	24,514	36,771	—	—	495,270
Excise tax gross up for change in control	—	—	—	1,226,598	—	—	—

Total	—	—	1,286,612	4,035,509	318,638	318,638	972,017

			Involuntary
			Termination	Change-in-
		Involuntary	Not for Cause	Control
		Termination -	(Including	(Involuntary &
	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement	Disability	Death
Stephen Morain	$	$	$	$	$	$	$

Base Salary	—	—	—	1,284,504	—	—	—
Bonus	—	—	—	449,576	—	—	—
“In the money” value of unexercisable options	328,048	328,048	328,048	328,048	328,048	328,048	328,048
Outstanding unvested restricted stock	194,403	194,403	194,403	482,677	194,403	194,403	274,303
Retirement Plans:
Enhanced Benefit	—	—	108,251	311,479	—	—	—
Medical	—	—	—	57,854	—	—	—
Group Term Life	—	—	—	462	—	—	50,000
Executive UL	—	—	—	—	—	—	1,110.040
Excise tax gross up for change in control	—	—	—	1,075,064	—	—	—

Total	522,451	522,451	630,702	3,989,664	522,451	522,451	1,762,391

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, approval or ratification of transactions with related parties

Pursuant to our Corporate Compliance Manual and Code of Conduct, all employees (including our named executive officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that supplies goods or services to, or is a customer of FBL Financial Group, are required to disclose to us prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the work-place. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Compliance Committee and Corporate Compliance Officer implement our Code of Conduct and related policies, and the Audit Committee of our Board is responsible for overseeing our Ethics and Compliance Program. Our Board members are also subject to compliance with our Code of Conduct. Our Code of Conduct is in writing. To obtain a copy, please see the “Corporate Governance” section above in this Proxy Statement.

The charter of the Audit Committee requires that it review with the independent accountants and management at each of its regular quarterly meetings any company transactions involving more than $120,000 where a direct or indirect material interest in the transaction is held by any director, executive officer, nominee for director, 5% shareholder, immediate family member of such person, or companies managed by the Company. The Audit Committee is directed to refer to the Board any transactions which it deems unfair to the Company. Additionally, the Company’s practice is that if the Audit Committee or Board believes a transaction with Farm Bureau Mutual is unfair to the Company, that a committee consisting of two independent directors of the Company and two independent directors of Farm Bureau Mutual will determine whether the transaction should be completed, and on what terms. The transactions listed below represent continuing relationships and contracts which have been reviewed by the Audit Committee from time to time over a period of years.

Organization of the Company

FBL is a holding company which markets individual life insurance policies and annuity contracts through distribution channels of our life insurance subsidiaries. The Farm Bureau Life distribution channel markets to Farm Bureau members and other individuals and businesses in the Midwestern and Western sections of the United States. EquiTrust Life markets individual annuity products through independent agents and brokers. In addition to writing direct insurance, we assume business through various coinsurance agreements. Our life insurance operations are complemented by non-insurance services we provide to third parties and affiliates. These include investment advisory, leasing, marketing and distribution services. In addition, we provide management and administrative services to three Farm Bureau affiliated property-casualty companies.

Management and Marketing Agreements

We have management agreements with Farm Bureau Mutual and other affiliates under which we provide general business, administrative and management services. For insurance companies, the management fee is equal to a percentage of premiums collected. For non-insurance companies, the management fee is equal to a percentage of expenses incurred. Fee income from Farm Bureau Mutual for these services during 2006 totaled $2,056,000. In addition, Farm Bureau Management Corporation, a wholly-owned subsidiary of the Iowa Farm Bureau Federation, provides certain management services to us under a separate arrangement. During 2006 we incurred related expenses totaling $1,070,000.

We have marketing agreements with the Farm Bureau property-casualty companies operating within our marketing territory, including Farm Bureau Mutual and another affiliate. Under the marketing agreements, the property-casualty companies are responsible for the development and management of our agency force for a fee. We paid $4,887,000 to Farm Bureau Mutual under this arrangement during 2006.

Relationship with Farm Bureau Organizations

American Farm Bureau Federation is a national federation of member organizations having as a major objective and purpose to promote, protect and represent the business, economic, social and educational interests of farmers and ranchers of the nation, and to develop agriculture, and a further objective to correlate Farm Bureau activities and strengthen member state Farm Bureau federations. Through a membership agreement, the Iowa Farm Bureau Federation (our principal shareholder) and similar state Farm Bureau federations throughout the country agree to cooperate in reaching these objectives.

American Farm Bureau Federation is the owner of the “Farm Bureau” and “FB” designations and related trademarks and service marks including the “FB design” which has been registered as a service mark with the U.S. Patent and Trademark Office. Under the state membership agreements, use of such trade names and marks in each state is restricted to members of the federation and their approved affiliates. We are licensed by the Iowa Farm Bureau Federation to use the “Farm Bureau” and “FB” designations in Iowa, and pursuant thereto, incurred royalty expense of $440,000 for 2006. Our subsidiaries have similar arrangements with Farm Bureau organizations in the other states of the market territory. Royalty expense incurred pursuant to these arrangements totaled $1,162,000. Royalty payments in 2006 in excess of $120,000 were made to the Farm Bureau organization in Kansas ($249,000).

Other Services, Transactions and Guarantees

We lease our home office properties under a 15-year operating lease from a wholly-owned subsidiary of the Iowa Farm Bureau Federation. Rent expense for the lease totaled $2,999,000 for 2006. This amount is net of $1,395,000 in amortization of the deferred gain on the exchange of our home office properties for common stock that took place on March 31, 1998.

During 2006, Farm Bureau Life sold its equity investment in Western Agricultural Insurance Company, an affiliate, at its fair market value of $7,856,000 to Farm Bureau Mutual. A realized gain of $1,932,000 was recognized on this transaction.

We provide a number of services to, and receive certain services from, other Farm Bureau organizations, including the Iowa Farm Bureau Federation and Farm Bureau Mutual and their affiliates. The company providing such services is reimbursed based on an allocation of the cost of providing such services.

Farm Bureau Life and FBL Leasing Services, Inc. own aircraft that are available for use by our affiliates. In 2006, Farm Bureau Mutual paid us approximately $1,570,000 for use of such aircraft.

Through our subsidiary, FBL Leasing Services, Inc., we lease computer equipment, furniture and automobiles to other Farm Bureau organizations. In 2006, Farm Bureau Mutual paid approximately $9,692,000 and the Iowa Farm Bureau Federation paid approximately $967,000 under these leases.

Through our investment advisor subsidiary, EquiTrust Investment Management Services, Inc., we provide investment advice and related services. Farm Bureau Mutual paid us approximately $1,127,000 for these services.

Farm Bureau Mutual and other Farm Bureau organizations will, on occasion, enter into structured settlement arrangements with EquiTrust Assigned Benefit Company (ETABC), one of our indirect wholly-owned subsidiaries. For a fee, ETABC relieves Farm Bureau Mutual of its contractual obligations relating to a policyholder and funds payments to the policyholder with an annuity contract purchased from Farm Bureau Life. Premiums paid to us during 2006 under this arrangement totaled $3,001,000 from Farm Bureau Mutual and $1,247,000 from other Farm Bureau organizations.

PROPOSAL NUMBER TWO — AMENDMENT TO THE DIRECTOR COMPENSATION PLAN

The Board of Directors recommends that Class A common shares reserved for the Director Compensation Plan be increased from 50,000 to 100,000. The Plan was established in 1998 with an initial 10,000 shares reserved, to allow non-employee directors to participate in the ownership of FBL by acquiring shares or deferred stock units, and to defer all or a portion of their compensation for their service as directors. In 2001 we amended the Plan by increasing the reserved shares to 50,000. A majority of the Directors have utilized the Plan, to the point that reserved shares will soon be exhausted. In the last two years the Plan has issued approximately 7,600 units per year.

We believe this Plan promotes incentives for good performance by the directors who choose to participate by allowing them to acquire additional shares of stock and by allowing them to defer receipt of their taxable fees until a later date of their choosing. The Board has concluded that preserving and extending the Plan would assist in continuing to align the interests of directors with shareholders.

The Plan applies only to directors who are not employees of FBL or of any of its affiliates. There are 10 persons eligible to participate in the Plan, and seven of those do currently participate. The Plan permits electing directors to receive any director fees either in shares or to defer receipt of the fees to a unit account which will be paid in shares after the director leaves the board, either in a lump sum or in up to ten installments. Holdings in the Plan as of December 31, 2006 were as follows:

Number of Units
Outstanding
December 31, 2006
(Each Equivalent
Name of Director	to One Share)

Jerry Chicoine	14,008
John Creer, former director	7,722
Tim Gill	1,712
Robert Hanson	3,576
Steve Kouplen	292
Paul Larson	2,123
Kim Robak	410
John Walker	11,429
Total Units Outstanding	41,272
Units Previously Utilized	1,502
Number of Units available at December 31, 2006	7,226

Directors electing to participate in the Plan receive their compensation payments quarterly in arrears, and Class A common stock is issued to them (or units deferred for them) at the closing price of the shares on the New York Stock Exchange the last business day of each quarter. Each unit in an account is equivalent to one share of Class A common stock. Deferred accounts are credited with additional units on dividend payment dates equal to the dividend that would be paid on the share equivalents in such person’s account, divided by the closing market price on such date.

The deferred units are counted towards the directors’ share ownership requirements, as discussed above.

The dollar amount of benefits receivable under the Plan are not determinable and therefore no tabular presentation of plan benefits is available. The Plan may be amended or terminated at any time, by the Board of Directors or by its compensation committee, but not in a manner that would adversely affect the right of a participant to receive shares issuable or cash payable that the participant has in any unit account at the effective date of the amendment or termination. However, we at our option may accelerate the payment of all deferred and other benefits payable under the Plan at its termination.

The Plan was amended by the Board of Directors in 2006 to conform the plan to new Internal Revenue Code deferred compensation regulations. A copy of the plan as amended is Exhibit A to this Proxy Statement.

YOUR BOARD UNANIMOUSLY RECOMMENDS YOUR VOTE FOR THE APPROVAL
OF THE AMENDMENT TO THE DIRECTOR COMPENSATION PLAN.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its general oversight of FBL’s financial reporting, internal controls, compliance and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. The Charter is available on the Company’s website, www.fblfinancial.com. The Audit Committee is comprised solely of independent directors as defined by the listing standards of the NYSE.

The Audit Committee is responsible for hiring the independent registered public accounting firm. Ernst & Young LLP has served as such for a number of years. The engagement letter with Ernst & Young LLP for 2007 states that disputes between the parties will be resolved by mediation or arbitration, as opposed to litigation, and prohibits awards of punitive damages by arbitrators.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. Management is responsible for the preparation, presentation and integrity of FBL’s financial statements, accounting and financial reporting principles, establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating the effectiveness of internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2006, management continued the documentation, testing and evaluation of FBL’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, the Committee reviewed management’s report on the effectiveness of the Company’s internal control over financial reporting.

The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm on Internal Controls Over Financial Reporting and its Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements, both included in the Company’s Annual Report on Form 10-K related to its audit of (i) management’s assessment of the effectiveness of internal control over financial reporting, (ii) the effectiveness of internal control over financial reporting and (iii) the consolidated financial statements and financial statement schedules. The Committee continues to oversee FBL’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2007.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP the firm’s independence.

Based on the committee’s review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that FBL’s audited consolidated financial statements be included in FBL’s Annual Report on Form 10-K for fiscal year 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Paul E. Larson, Chair
Jerry L. Chicoine
Robert H. Hanson

PROPOSAL NUMBER THREE — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed, and the Board has approved, Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2007. You are being asked to ratify this action of the Audit Committee. Should you not ratify the Audit Committee’s action, it will review the matter, and may make such decision as it believes appropriate, consistent with its role as the sole body responsible for appointing the Independent Registered Public Accounting Firm. That decision may include retaining the Independent Registered Public Accounting Firm despite not receiving your ratification, or dismissing the firm at any time if conditions warrant.

Ernst & Young LLP provided audit and other services during 2006 and 2005 for fees totaling $1,388,000 and $1,398,445, respectively. This included the following fees:

Audit Fees:  $1,309,000 and $1,289,445, respectively, for the annual audit of the Company’s consolidated financial statements and review of interim financial statements in the Company’s Reports on Form 10-Q;

Audit Related Fees:  $57,000 and $71,000, respectively, primarily for employee benefit plan audits;

Tax Related Fees:  $22,000 and $38,000, respectively, for tax compliance, tax consulting and tax planning;

All Other Fees:  $0 and $0, respectively.

The Company’s policy as reflected in the Audit Committee Charter which can be found on our website at www.fblfinancial.com, is that all services provided by the Company’s Independent Registered Public Accounting Firm, and fees for such services, must be approved in advance by the Audit Committee. The committee has determined to grant general pre-approval authority for tax services that are routine and recurring, and would not impair the independence of the Independent Registered Public Accounting Firm, of $5,000 per engagement and $35,000 in total for the calendar year, and for other services that are routine and recurring, and would not impair the independence of the Independent Registered Public Accounting Firm, of $10,000 per engagement and $40,000 in total for audit services, and $10,000 per engagement and $40,000 in total for audit related services. Engagements exceeding those limits require specific pre-approval. The Audit Committee reviews with Ernst & Young LLP whether the non-audit services to be provided are compatible with maintaining their independence. Permissible non-audit services are usually limited to fees for tax services, accounting assistance or audits in connection with acquisitions, and other services specifically related to accounting or audit matters such as audits of employee benefit plans. All of the above fees were approved consistent with the Audit Committee Charter.

Representatives of Ernst & Young LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

YOUR BOARD UNANIMOUSLY RECOMMENDS YOUR VOTE FOR
THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2007.

Abstentions or votes withheld on any of the proposals will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast.

EXHIBIT A

FBL Financial Group, Inc.

Director Compensation Plan

(As amended and restated, approved by shareholders May 15, 2001, and further amended May 17, 2006.)

FBL FINANCIAL GROUP, INC.
DIRECTOR COMPENSATION PLAN

PURPOSE.  This Director Compensation Plan is established to allow the non-employee directors of FBL Financial Group, Inc. (FBL) to participate in the ownership of FBL through ownership of shares of the FBL common stock or deferred stock units. In addition, the Plan is intended to allow non-employee directors to defer all or a portion of their compensation for their service as directors.

DEFINITIONS.  The following words have the definitions given them below:

“Affiliate” means any corporation, company limited by shares, partnership, limited liability company, business trust, other entity, or other business association that is controlled by FBL.

“Applicable Guidance” means Treasury Regulations issued pursuant to Code §409A, including proposed Treasury Regulations published at 70 Fed. Reg. 57930 (Oct. 4, 2005), or other written Treasury or IRS guidance regarding Code §409A, including IRS Notice 2005-1.

“Board” means the board of directors of FBL.

“Business Day” means a day on which FBL’s executive offices in West Des Moines, Iowa, are open for business and on which trading is conducted on the New York Stock Exchange.

“Change in Control” of FBL means a change: (1) in the ownership of FBL; (2) in the effective control of FBL; or (3) in the ownership of a substantial portion of the assets of the assets of the FBL, within the meaning of Notice 2005-1, Q&A& 11-14 and in Applicable Guidance.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock, no par value per share, of FBL.

“Compensation Date” means the last Business Day of each calendar quarter.

“Director” means any director of FBL who is not an employee of FBL or an Affiliate.

“Distribution Date” means the date on which a Director ceases to be a director of FBL and has incurred a “separation from service” from FBL pursuant to the Applicable Guidance.

“Fair Market Value” means, as to any particular day, the closing price quoted for a share of Common Stock trading on the New York Stock Exchange on that day, or if no such prices were quoted for the shares of Common Stock on the New York Stock Exchange for that day, the closing price quoted on the last Business Day on which prices were quoted. The closing price for the shares of Common Stock shall be that published in the edition of The Wall Street Journal or any successor publication for the next Business Day.

“Plan Year” means each 12-month period beginning on each January 1 and ending on each December 31.

“Retainer” means the amount of compensation set by the Board from time to time as payable to a Director in each Plan Year, including a fixed portion and a portion that is variable depending on the number of Board and committee meetings attended, including any portion thereof that a Director elects to defer as provided in this Plan.

“Shares” means shares of the Common Stock.

“Special Ledger” means a record established and maintained by FBL in which the Unit Accounts for the Directors and the Units credited to the accounts are noted.

“Taxable Year” means the 12 consecutive month period ending each December 31.

“Unit Account” shall mean the account maintained in the Special Ledger for a Director to which Units allocable to the Director under this Plan are credited.

“Unit” means a credit in a Unit Account representing one Share.

ANNUAL RETAINER.  During each Plan Year in which a person is a Director during the existence of this Plan, the Director will be eligible to receive the Retainer payable as follows:

A. At the Director’s option, any percentage up to 100% of the Retainer will be (1) payable to the Director in Shares, or (2) at the Director’s option, deferred by FBL crediting Units to a Unit Account maintained for the Director as provided in this Plan.

B. The balance of the Retainer shall be payable in cash.

The Retainer will be payable in arrears in equal quarterly installments on each Compensation Date unless deferred as provided below. Each quarterly installment will consist of one-fourth of the fixed annual amount, plus the amount determined by the number of Board and committee meetings attended in that quarter, if any, for each Director.

ELECTIONS.  Each Director who was a Director during the prior Plan Year must elect by no later than December 31 of the prior Plan Year how he or she will receive the Retainer. Each Director who becomes a Director during a Plan Year must elect within 30 days after becoming a Director how he or she will receive the Retainer. Each election must be made by the Director filing an election form with the Secretary of FBL. If a Director does not file an election form for each Plan Year by the specified date, the Director will be deemed to have elected to receive the entire Retainer in cash. Any person who becomes a Director during a Plan Year and does not file the required election within 30 days thereafter will be deemed to have elected to receive the entire Retainer in cash. Any election to defer a portion of the Retainer made by a person who becomes a Director during a Plan Year will be valid as to the portion of the Retainer received after the election is filed with the Secretary of FBL. When an election is made for a Plan Year, the Director may not revoke or change that election.

THE SHARES.  If a Director elects to receive Shares in payment of all or any part of the Director’s Retainer, the number of Shares to be issued on any Compensation Date shall equal the amount of the Retainer then payable, divided by the Fair Market Value of a Share on the Compensation Date, with any fraction of a Share to be paid in cash. Any Shares issued under this Plan will be registered under the Securities Act of 1933, as amended, and, so long as shares of the Common Stock are listed for trading on the New York Stock Exchange, will be listed for trading on the New York Stock Exchange.

THE UNITS.  If a Director defers any portion of the Retainer in the form of Units, then on each Compensation Date, FBL will credit a Unit Account maintained for the Director with a number of Units equal to (1) the dollar amount of the Retainer then payable that the Director has elected to defer in the form of Units, divided by (2) the Fair Market Value on the Compensation Date, rounded to the nearest one-thousandth of a Unit. If the Common Stock is the subject of a stock dividend, stock split, or a reverse stock split, the number of Units will be increased or decreased, as the case may be, in the same proportion as the outstanding shares of Common Stock. FBL will credit to the Director’s Unit Account on the date any dividend is paid on the Common Stock, an additional number of Units equal to (1) the aggregate amount of the dividend that would be paid on a number of Shares equal to the number of Units credited to the Director’s Unit Account on the date the dividend is paid, divided by (2) the Fair Market Value on that date, rounded to the nearest one-thousandth Unit. A Director shall be fully vested in the Units credited to his or her Unit Account.

DISTRIBUTION OF THE AMOUNTS IN A UNIT ACCOUNT.  If a Director defers any portion of his or her Retainer in the form of Units, the Director shall, at the same time, elect the form of payment of the Director’s Unit Account. A Director’s election with respect to the form of payment shall apply only to the Units credited to a Director’s Unit Account with respect to the Retainer deferred under the corresponding deferral election. A Director may elect to receive payment of Shares equal to the Units credited to the Unit Account at one time or in up to 10 annual installments. If the Director elects to receive the Shares at one time, FBL will issue the Shares as soon as administratively practicable after the Director’s Distribution Date, provided that such time of distribution does not result in tax pursuant to Code section 409A. Any fractions of a Share shall be paid in cash. If the Director elects to receive the Shares equal to the Units credited to the Unit Account in installments, FBL will issue a pro rata number of Shares for each installment plus any additional Shares equal to the Units credited to the Unit Account respecting dividends paid on the Common

Stock since the last installment was made. FBL will issue the first installment of Shares as soon as administratively practicable after the Director’s Distribution Date. The remaining installments of Shares will be issued on each anniversary of the Director’s Distribution Date.

A Director may make a change in the initial election or in a subsequent changed election of the form of payment applicable to amounts in the Director’s Unit Account. A Director must make any change to the form of payment on a form FBL provides for such purpose. A Director’s change in election: (1) may not take effect until at least 12 months following the date of the election change; (2) must result in the first payment under the election change being made not earlier than five years following the date upon which the originally-elected payment would have been made; and (3) the Director must make the election change not less than 12 months prior to the date of the first scheduled payment under the initial election.

If a Director does not make a valid election with respect to the distribution of the amounts in his or her Unit Account, the Director shall receive all of the Shares at one time, as soon as administratively practicable after the Director’s Distribution Date, with any fractions of a Share to be paid in cash. Until the Plan completely distributes a Director’s Unit Account, the Plan will continue to credit the Director’s Unit Account with any dividends paid on the Common Stock.

A Director, on or before December 31, 2006, may make a new payment election as to the form of payment applicable to amounts in the Director’s Unit Account. Any such election must be a permissible election under this section. A new payment election made under this paragraph is not treated as a change in the timing or form of distribution and need not meet the requirements that a Director’s change in election: (1) may not take effect until at least 12 months following the date of the election change; (2) must result in the first payment under the election change being made not earlier than five years following the date upon which the originally-elected payment would have been made; and (3) the Director must make the election change not less than 12 months prior to the date of the first scheduled payment under the initial election. Notwithstanding any provision to the contrary, a Director cannot in 2006 change his or her payment elections with respect to any payments that the Director would otherwise receive in 2006, or cause any payments to be made from the Director’s Unit Account in 2006.

DISTRIBUTION IN THE EVENT OF A DIRECTOR’S DEATH.  Each Director who defers any part of the Retainer payable to him or her in any Plan Year must designate one or more beneficiaries of the Director’s Unit Account, who may be changed from time to time. The designation of a beneficiary must be made by filing with FBL’s Secretary a form prescribed by FBL. If no designation of a beneficiary is made, any deferred benefits under this Plan will be paid to the Director’s or former Director’s estate. If a Director dies while in office or a former Director dies during the installment payment period, FBL will issue the Shares and pay the amounts of cash that are issuable and payable to the Director or former Director at one time as soon as administratively practicable after the death of the Director or the former Director.

DISTRIBUTION UPON SEPARATION.  Notwithstanding a Director’s distribution election, the Plan will distribute in a one time payment the number of Shares equal to the number of Units with which the Director’s Unit Account is credited, with any fractions of a Share to be paid in cash, to a Director who ceases to be a director of FBL where the Fair Market Value of the Director’s Unit Account does not exceed $10,000. FBL will make any payment under this section on or before the later of: (1) the December 31 of the Taxable Year in which the Director ceases to be a director of FBL; or (2) 2 1/2 months following the Director ceasing to be a director of FBL.

TIMING OF ELECTION TO RECEIVE DEFERRED BENEFITS IN INSTALLMENTS.  If the Director wants the benefits distributed in installments, the election to receive payments in installments must be on file for a period of at least 12 full months prior to the Director ceasing to be a director of FBL. The last valid election on file with FBL’s Secretary for at least 12 full months will be the given effect by FBL in distributing the benefits.

WITHHOLDING FOR TAXES.  FBL will withhold the amount of cash and Shares necessary to satisfy FBL’s obligation to withhold federal, state, and local income and other taxes on any benefits received by the Director, the former Director or a beneficiary under this Plan.

NO TRANSFER OF RIGHTS UNDER THIS PLAN.  A Director or former Director shall not have the right to transfer, grant any security interest in, or otherwise encumber rights he or she may have under this Plan or any Unit Account maintained for the Director or former Director or any interest therein. No right or interest of a Director or a former Director in a Unit Account shall be subject to any forced or involuntary disposition or to any charge, liability, or obligation of the Director or former Director, whether as the direct or indirect result of any action of the Director or former Director or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be null, void, and without effect.

UNFUNDED PLAN.  This Plan will be unfunded for federal tax purposes. The Deferral Accounts and the Unit Accounts are entries in the Special Ledger only and are merely a promise to make payments in the future. FBL’s obligations under this Plan are unsecured, general contractual obligations of FBL.

AMENDMENT AND TERMINATION OF THE PLAN.  The Board or Compensation Committee of the Board may amend or terminate this Plan at any time. An amendment or the termination of this Plan will not adversely affect the right of a Director, former Director, or Beneficiary to receive Shares issuable or cash payable at the effective date of the amendment or termination of any rights that a Director, former Director, or a Beneficiary has in any Unit Account at the effective date of the amendment or termination. The Board or Compensation Committee of the Board may also amend the Plan at any time to comply with Code §409A and Applicable Guidance provided that such amendment will not result in taxation to any Director, former Director, or Beneficiary under Code §409A.

The Board or Compensation Committee of the Board may terminate the Plan and distribute Plan Unit Accounts: (1) upon a Change in Control (provided FBL distributes all Plan Unit Accounts within 12 months following the Change in Control) and (2) as Applicable Guidance otherwise may permit.

GOVERNING LAW.  This Plan shall be governed by the laws of the State of Iowa. FBL has the right to interpret this Plan, and any interpretation by FBL shall be conclusive as to the meaning of this Plan.

NO ACCELERATION.  Neither FBL nor the Director may accelerate the time or schedule of any Plan payment except as Applicable Guidance may permit.

EFFECTIVE DATE AND RESERVED SHARES.  The original effective date of this Plan is January 1, 1998, and the Plan became operative and in effect on that date, subject only to the ratification of the Plan by the stockholders of FBL at FBL’s 1998 annual stockholders’ meeting. The Board has reserved and authorized for issuance, pursuant to the terms and conditions of this Plan, 50,000 shares of Common Stock.

/s/  Craig A. Lang
Chairman of the Board

Dated: May 17, 2006

FBL Financial Group, Inc.
March 30, 2007
Dear Shareholder:
          The annual meeting of Shareholders of FBL Financial Group, Inc. will be held at the principal executive offices of the Corporation at 5400 University Avenue, West Des Moines, Iowa at 9:00 a.m. on Wednesday, May 16, 2007. At the meeting the Class A Shareholders will elect eight directors, Class B Shareholders will elect five directors, and the shareholders will act on two other proposals which your Board of Directors believes are important to the continued progress of the Company.
          It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.
(Detach Proxy Form Here)

This proxy will be voted “FOR” items 1, 2 and 3 if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of Management.

Dated , 2007

Please sign name or names as appearing on this proxy. If signing as a representative, please indicate capacity.

(Detach Proxy Form Here)

PROXY
CLASS A COMMON SHAREHOLDERS
FBL FINANCIAL GROUP, INC.
Annual Meeting May 16, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION
          The undersigned Class A shareholder of FBL Financial Group, Inc., an Iowa corporation, appoints Craig A. Lang and James W. Noyce, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at 5400 University Avenue, West Des Moines, Iowa, on May 16, 2007, at 9:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:
1. Election of Class A Directors:
          ☐ FOR all nominees listed below (except as marked to the contrary below)
          ☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Jerry L. Chicoine, Tim H. Gill, Robert H. Hanson, Paul E. Larson, Edward W. Mehrer, James W. Noyce, Kim M. Robak, John E. Walker
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

2.	Approve Amendment to the Directors Compensation Plan.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	On any other matter that may be submitted to a vote of shareholders.
(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)